                                                                   EXHIBIT 10.79





                              AMENDED AND RESTATED

                          ASSET CONTRIBUTION AGREEMENT

                            DATED SEPTEMBER 25, 1997

                                  BY AND AMONG

                    FISHER COMMUNICATIONS ASSOCIATES, L.L.C.

                                      AND

            TEMPO CABLE, INC., COMMUNICATIONS SERVICES, INC., TCI
             CABLEVISION OF OKLAHOMA, INC., TCI OF KANSAS, INC.,
     WENTRONICS, INC., TCI CABLEVISION OF UTAH, INC., TCI CABLEVISION OF
            ARIZONA, INC., TULSA CABLE TELEVISION, INC.  AND TCI
                      AMERICAN CABLE HOLDINGS III, L.P.

                                      AND



                             PEAK CABLEVISION, LLC

LIST OF SCHEDULES AND EXHIBITS


Schedules

Schedule 1.20                             Fisher Leased Property

Schedule 1.22                             Fisher Other Real Property Interests

Schedule 1.23                             Fisher Owned Real Property

Schedule 1.25                             Fisher System Contracts

Schedule 1.26                             Fisher System Franchises

Schedule 1.27                             Fisher System Licenses

Schedule 1.60                             TCI Leased Property

Schedule 1.63                             TCI Other Real Property Interests

Schedule 1.64                             TCI Owned Real Property

Schedule 1.67                             TCI System Contracts

Schedule 1.68                             TCI System Franchises

Schedule 1.69                             TCI System Licenses

Schedule 4.2                              TCI Excluded Assets

Schedule 4.3                              Fisher Excluded Assets

Schedule 5.3                              Fisher Required Consents

Schedule 5.4                              Fisher Liens and Permitted Liens

Schedule 5.8                              Fisher Cost of Service Elections

Schedule 5.10                             Fisher Financial Statements; Fisher
                                          Changes or Events

Schedule 5.11                             Fisher Litigation

Schedule 5.13                             Fisher Employment Matters

Schedule 5.14                             Fisher Systems Information

Schedule 5.15                             Fisher Bonds

Schedule 6.3                              TCI Required Consents

Schedule 6.4                              TCI Liens and Permitted Liens

Schedule 6.8                              TCI Cost of Service Elections

Schedule 6.10                             TCI Financial Statements; TCI
                                          Changes or Events

Schedule 6.11                             TCI Litigation

Schedule 6.13                             TCI Employment Matters

Schedule 6.14                             TCI Systems Information

Schedule 6.15                             TCI Bonds


Exhibits

Exhibit 9.2(b)                            Form of Keep Well Agreement

Exhibit 10.2(b)                           TCI Bill of Sale and Assignment and
                                          Assumption Agreement

Exhibit 10.3(b)                           Fisher Bill of Sale and Assignment
                                          and Assumption Agreement

                          ASSET CONTRIBUTION AGREEMENT



       THIS ASSET CONTRIBUTION AGREEMENT ("Agreement") is dated as of September 25, 1997, by and among Fisher Communications Associates, L.L.C. ("Fisher"), Tempo Cable, Inc., Communications Services, Inc., TCI Cablevision of Oklahoma, Inc., TCI of Kansas, Inc., Wentronics, Inc., TCI Cablevision of Utah, Inc., TCI Cablevision of Arizona, Inc., Tulsa Cable Television, Inc. (collectively, the "TCI Entities"), TCI American Cable Holdings III, L.P. ("TCI Member") and Premier Media, LLC, a Colorado limited liability company (the "Company").


                                    RECITALS

       A. Fisher and the TCI Member (together, the "Members") have formed the Company for the purposes of, among other things, the ownership, operation, acquisition and management of cable television systems.

       B. Fisher will own and operate on or before the Closing Date certain cable television systems serving certain systems in Arkansas, Missouri, Nevada, Oklahoma and Utah (the "Fisher Systems"), with such cable television systems being described in further detail on Exhibit A attached hereto.

       C. TCI Member will own and operate on or before the Closing Date certain cable television systems serving Arizona, Oklahoma and Utah (the "TCI Systems"), with such cable television systems being described in further detail on Exhibit A attached hereto.

       D. Fisher desires to contribute substantially all of the assets of the Fisher Systems to the Company, and TCI desires to contribute substantially all of the assets of the TCI Systems to the Company, on the terms and conditions hereinafter set forth.
                                   AGREEMENTS

              In consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

SECTION 1.  DEFINITIONS

       In addition to terms defined elsewhere in this Agreement, the following capitalized terms or terms otherwise defined in this SECTION 1 shall have the meanings set forth below:

       1.1 1992 Cable Act. The Cable Television Consumer Protection and Competition Act of 1992 and the FCC rules and regulations promulgated thereunder.

       1.2 Affiliate. With respect to any Person, any Person controlling, controlled by or under common control with such Person; "control" means the ownership, directly or indirectly, of voting securities representing the right generally to elect a majority of the directors (or similar officials) of a Person or the possession, by contract or otherwise, of the authority to direct the management and policies of a Person.

       1.3 Assets. The Fisher Assets or the TCI Assets, as the context requires.

       1.4 Basic Services. The lowest tier of service offered to subscribers of a System.

       1.5 Business Day. Any day other than a Saturday, Sunday or a day on which the banking institutions in Denver, Colorado are required or authorized to be closed.

       1.6 Cable Act. The Cable Communications Policy Act of 1984, as amended, and the rules and regulations promulgated thereunder.

       1.7 Cable Business. Fisher's Cable Business or TCI's Cable Business, as the context requires.

       1.8    Closing Time.  11:59 P.M., Mountain Time, on the Closing Date.

       1.9 Communications Act. The Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       1.10 Contract. Any contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, whether written or oral.

       1.11 Equivalent Basic Subscribers (or "EBSs"). As of any date of determination and for each franchise area served by a System, the sum of (a) the total number of private residential customer accounts that are billed by individual unit (regardless of whether such accounts are in single-family homes or in individually billed units in apartment buildings and other multi- unit buildings) (exclusive of (i) "second connects" and "additional outlets" as such terms are commonly understood in the cable television industry, and (ii) accounts that are not charged or are charged less than the standard monthly service fees and charges then in effect for such System for Basic Services) for Basic Services and (b) the quotient of (i) the total monthly billings for sales of Basic Services and Expanded Basic Services by such System during the most recent month ended prior to the date of calculation to commercial, bulk-billed and other accounts not billed by individual unit (whether on a discounted or undiscounted basis) and individually billed subscribers that pay less than the standard monthly service fees charged for Basic Services, but excluding billings in excess of a single month's charges for any account, divided by (ii) the standard monthly combined rate (without discount of any kind) charged to individually billed subscribers for Basic Services and Expanded Basic Services in effect during such month. For purposes of calculating the number of EBSs, there will be excluded (i) all accounts billed by individual unit that are, and all billings to any commercial, bulk-billed and other accounts not billed by individual unit that are, more than 60 days past due in the payment of any amount in excess of $5.00 or the standard rate charged for Basic Services at the time of determination, (ii) any accounts billed by individual unit and all commercial, bulk-billed and other accounts not billed by individual units that, as of the date of calculation, have not paid in full the charges for at least one full month of service, (iii) that portion of the billings to all accounts billed by individual unit included in clause (b) above and any commercial, bulk-billed and other accounts not billed by individual unit representing an installation or other non-recurring charge, a charge for equipment or for any outlet or connection other than the first outlet or first connection in any individually billed unit or, with respect to a bulk account, in any residential unit (e.g., an individual apartment or rental unit), a charge for any tiered service other than Expanded Basic Services (whether or not included within Pay
TV), any charge for Pay TV or a pass-through charge for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like, (iv) any individually billed unit and all billings to any commercial, bulk-billed and other accounts not billed by individual unit whose service is pending disconnection for any reason and (v) any individually billed unit and all billings to any commercial, bulk-billed or other accounts not billed by individual unit who was solicited 60 days prior to the Closing Date to purchase such services by promotions or offers of discounts other than those then generally being offered by the party for which the determination of EBSs is being made. For purposes of this definition, payments on account of monthly billings will be deemed due on the first day of the period for which the service to which such billings relate is provided.

       1.12 Environmental Law. Any Legal Requirement concerning the protection of public health, safety, welfare or the environment, including Legal Requirements relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment, air (including both ambient and within buildings and other structures), surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

       1.13 ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder and published interpretations with respect thereto.

       1.14 ERISA Affiliate. As to any Person, any trade or business, whether or not incorporated, which together with such Person would be deemed a single employer within the meaning of Section 4001 of ERISA.

       1.15 Expanded Basic Services. Any video programming provided over a cable television system, regardless of service tier, other than Basic Services, any new product tier and Pay TV.

       1.16   FCC.  The Federal Communications Commission.

       1.17 Financial Statements. Fisher's Financial Statements or TCI's Financial Statements, as the context requires.

       1.18 Fisher Assets. All properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held, used or useful in Fisher's Cable Business in which Fisher or any Affiliate of Fisher has any right, title or interest or in which Fisher or any Affiliate of Fisher acquires any right, title or interest on or before the Closing Time that are not Fisher Excluded Assets, including the Fisher Tangible Personal Property, Fisher Owned Real Property, Fisher Leased Property, Fisher Other Real Property Interests, Fisher System Franchises, Fisher System Licenses, Fisher System Contracts, Fisher Books and Records and the Fisher Other Intangibles, but excluding any Fisher Excluded Assets.

       1.19 Fisher Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes and all other files of correspondence, lists, records and reports concerning Fisher's Cable Business, including subscribers and prospective subscribers of the Fisher Systems, signal and program carriage and dealings with Governmental Authorities, including all reports filed by or on behalf of Fisher with the FCC and statements of account filed by or on behalf of Fisher with the U.S. Copyright Office and all documents, reports and records relating to the employees of the Fisher Systems.

       1.20 Fisher Leased Property. The leaseholds of real property described as Fisher Leased Property on SCHEDULE 1.20.

       1.21 Fisher Other Intangibles. All intangible assets other than Fisher System Franchises, Fisher System Licenses and Fisher System Contracts, including subscriber lists, accounts receivable, claims (excluding any claims relating to Fisher Excluded Assets), patents and copyrights, owned, used or held for use in Fisher's Cable Business.

       1.22 Fisher Other Real Property Interests. The easements and rights of access (other than those relating to multiple dwelling units) and other interests in real property held by Fisher in connection with Fisher's Cable Business, including those interests described as Fisher Other Real Property Interests on SCHEDULE 1.22, but excluding the Fisher Owned Real Property.

       1.23 Fisher Owned Real Property. The fee interests in the real property described as Fisher Owned Real Property on SCHEDULE 1.23 and all improvements thereon.

       1.24 Fisher Required Consents. Any and all consents, authorizations and approvals required under the Fisher System Franchises, Fisher System Licenses, the leases and other documents evidencing Fisher Leased Property and Fisher Other Real Property Interests and the Fisher System Contracts for (i) Fisher to transfer the Fisher Assets to the Company; (ii) the Company to operate the Fisher Systems and to own, lease, use and operate the Fisher Assets and the Fisher Systems at the places and in substantially the manner in which the Fisher Assets are used and the Fisher Systems are operated as of the date of this Agreement and as of the Closing; and (iii) the Company to assume and perform the Fisher System Franchises, the Fisher System Licenses, the leases and other documents evidencing Fisher Leased Property or Fisher Other Real Property Interests and the Fisher System Contracts.

       1.25 Fisher System Contracts. The pole line agreements, underground conduit agreements, crossing agreements, multiple dwelling, bulk billing or commercial service agreements and other Contracts (other than Fisher System Franchises and Fisher System Licenses) described on SCHEDULE 1.25.

       1.26 Fisher System Franchises. The franchises and other authorizations or permits described on SCHEDULE 1.26.

       1.27 Fisher System Licenses. The intangible cable television channel distribution rights, cable television relay service (CARS), business radio and other licenses, copyright notices and other licenses, authorizations, consents or permits issued by the FCC or any other Governmental Authority (other than Fisher System Franchises, Fisher System Contracts and Fisher Other Real Property Interests) described on SCHEDULE 1.27.

       1.28 Fisher Tangible Personal Property. All tangible personal property, including towers, tower equipment, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, computers and billing equipment, furniture, supplies, inventory and other physical assets.

       1.29 Fisher's Cable Business. The cable television business and other income-generating business related to the Fisher Systems conducted by Fisher through the Fisher Systems by Halcyon GP and Halcyon LP as of the date of this Agreement and Fisher as of the Closing.

       1.30 Governmental Authority. The United States of America, any state, commonwealth, territory or possession of the United States of America and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

       1.31   Halcyon GP.   Halcyon Communications Partners, an Oklahoma
general partnership.

       1.32 Halcyon LP. Halcyon Communications Limited Partnership, an Oklahoma limited partnership.

       1.33 Hazardous Substances. (a) Any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. Sections
 6901 et seq.), as amended, and the rules and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) (CERCLA), as amended, and the rules and regulations promulgated thereunder; (c) any substance regulated by the Toxic Substances Control Act (TSCA) (42 U.S.C. Sections 2601 et seq.), or the Insecticide, Fungicide and Rodenticide Act (IFRA) (7 U.S.C. Sections 136 et seq.), each as amended, and the rules and regulations promulgated thereunder; (d) asbestos or asbestos-containing material of any kind or character; (e) polychlorinated biphenyls; (f) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (g) any substance the presence, use, handling, treatment, storage or disposal of which on Owned Real Property or Leased Property is prohibited by any Environmental Law; and (h) any other substance which by any Environmental Law requires special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment or disposal.

       1.34 HCI Partnership Interests. The partnership interests in Halcyon GP and Halcyon LP held by Halcyon Communications, Inc.

       1.35 HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

       1.36 Judgment. Any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration, and any order of or by any Governmental Authority.

       1.37 Knowledge. The actual knowledge of a particular matter of one or more of the executive officers of such party or the general manager or one or more of the managers of such party's Systems.

       1.38 Leased Property. The Fisher Leased Property or TCI Leased Property, as the context requires.

       1.39 Legal Requirement. Applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any Judgment.

       1.40 Lien. Any security interest, security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any mortgage, lien, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to, defect in or other condition affecting title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, protrusions, easements, rights-of-way, rights of first refusal, restrictive covenants, leases and licenses) of any kind, which constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, System License, System Franchise, System Contract or otherwise.

       1.41 Litigation. Any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment and any notice of any of the foregoing.

       1.42 Losses. Any claims, losses, liabilities, damages, penalties, costs and expenses, including interest that may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event or the existence or assertion of any Liens (other than Permitted Liens) with respect to which indemnification is sought.

       1.43   Operating Agreement.   The Operating Agreement of the Company
dated as of the date hereof whose initial members are Fisher and TCI Member.

       1.44 Owned Real Property. Fisher Owned Real Property or TCI Owned Real Property, as the context requires.

       1.45 Other Real Property Interests. The Fisher Other Real Property Interests or the TCI Other Real Property Interests, as the context requires.

       1.46 Party. Either Fisher, on the one hand, or the TCI Entities for periods prior to the Initial Contribution Date and the TCI Member for periods on and after the Initial Contribution Date, on the other hand, as the context requires.

       1.47 Pay TV. A la carte tiers or premium programming services selected by and sold to subscribers on a per channel or per program basis.

       1.48 Permitted Lien. Any (a) Lien securing Taxes, assessments and governmental charges not yet due and payable, (b) zoning law or ordinance or any similar Legal Requirement, (c) right reserved to any Governmental Authority to regulate the affected property, (d) as to Owned Real Property and Other Real Property Interests, any Lien that does not individually or in the aggregate interfere with the right or ability to own, use or operate the Owned Real Property or Other Real Property Interests as they are being used or operated or to convey title to the same and (e) in the case of Leased Property, (i) the rights of any lessor and (ii) any Lien granted by any lessor of Leased Property; provided that "Permitted Lien" will not include any Lien securing a debt or claim (other than inchoate materialmen's, mechanics', workmen's, repairmen's or other like Liens arising in the ordinary course of business or any Lien described in clause (e) above) or any Lien which could prevent or impair in any way the conduct of the business of the affected System as it is currently being conducted, and provided further that the classification of any Lien as a "Permitted Lien" will not affect any liability which TCI may have under this Agreement for any such Lien with respect to the exchange of the TCI Systems or which Fisher may have under this Agreement for any such Lien with respect to the exchange of the Fisher Systems, including pursuant to any indemnity obligation under this Agreement.

       1.49 Person. Any natural person, Governmental Authority, corporation, general or limited partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

       1.50 Required Consents. The Fisher Required Consents or the TCI Required Consents, as the context requires.

       1.51 System. Any of the Fisher Systems or the TCI Systems, as the context requires.

       1.52 System Contracts. The Fisher System Contracts or the TCI System Contracts, as the context requires.

       1.53 System Franchises. The Fisher System Franchises or the TCI System Franchises, as the context requires.

       1.54 System Licenses. The Fisher System Licenses or the TCI System Licenses, as the context requires.

       1.55 Tangible Personal Property. The Fisher Tangible Personal Property or the TCI Tangible Personal Property, as the context requires.

       1.56 Taxes. All levies and assessments of any kind or nature imposed by any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes and levies or assessments related to unclaimed property, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

       1.57 TCI. The TCI Entities for all periods prior to the Initial Contribution Date and the TCI Member for all periods on and after the Initial Contribution Date.

       1.58 TCI Assets. All of the assets, properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held, used or useful in TCI's Cable Business in which TCI or any Affiliate of TCI has any right, title or interest or in which TCI or any Affiliate of TCI acquires any right, title or interest on or before the Closing Time that are not TCI Excluded Assets, including the TCI Tangible Personal Property, the TCI Owned Real Property, the TCI Leased Property, the TCI Other Real Property Interests, the TCI System Franchises, the TCI System Licenses, the TCI System Contracts, the TCI Books and Records and TCI Other Intangibles, but excluding any TCI Excluded Assets.

       1.59 TCI Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes and all other files of correspondence, lists, records and reports concerning TCI's Cable Business, including subscribers and prospective subscribers of the TCI Systems, signal and program carriage and dealings with Governmental Authorities, including all reports filed by or on behalf of TCI with the FCC and statements of account filed by or on behalf of TCI with the U.S. Copyright Office and all documents, reports and records relating to the employees of the TCI Systems.

       1.60 TCI Leased Property. The leaseholds of real property described as TCI Leased Property on SCHEDULE 1.60.

       1.61 TCI Other Intangibles. All intangible assets other than TCI System Franchises, TCI System Licenses and TCI System Contracts, including subscriber lists, accounts receivable, claims (excluding any claims relating to TCI Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use in TCI's Cable Business.

       1.62 TCI Options. Various options held by Fisher giving Fisher the option to purchase the TCI Partnership Interests for a total option price equal to $3,000,000.

       1.63 TCI Other Real Property Interests. The easements and rights of access (other than those relating to multiple dwelling units) and other interests in real property held by TCI in connection with TCI's Cable Business, including those interests described as TCI Other Real Property Interests on SCHEDULE 1.63, but excluding the TCI Owned Real Property.

       1.64 TCI Owned Real Property. The fee interests in the real property described as TCI Owned Real Property on SCHEDULE 1.64 and all improvements thereon.

       1.65 TCI Partnership Interests. The various partnership interests in Halcyon GP and Halcyon LP held by American Televenture of Minersville, Inc., TCI Cablevision of Nevada, Inc., TCI Cablevision of Utah, Inc., Tempo Cable, Inc. and ECP Holdings, Inc.

       1.66 TCI Required Consents. Any and all consents, authorizations and approvals required under the TCI System Franchises, the TCI System Licenses, the leases and other documents evidencing the TCI Leased Property or the TCI Other Real Property Interests and the TCI System Contracts for (i) TCI to transfer the TCI Assets to the Company; (ii) the Company to operate the TCI Systems and to own, lease, use and operate the TCI Assets and the TCI Systems at the places and in substantially the manner in which the TCI Assets are used and the TCI Systems are operated as of the date of this Agreement and as of the Closing; and (iii) the Company to assume and perform the TCI System Franchises, the TCI System Licenses, the leases and other documents evidencing TCI Leased Property or TCI Other Real Property Interests and the TCI System Contracts.

       1.67 TCI System Contracts. The pole line agreements, underground conduit agreements, crossing agreements, multiple dwelling, bulk billing or commercial service agreements and other Contracts (other than TCI System Franchises and TCI System Licenses) described on SCHEDULE 1.67.

       1.68 TCI System Franchises. The franchises and similar authorizations or permits described on SCHEDULE 1.68.

       1.69 TCI System Licenses. The intangible cable television channel distribution rights, cable television relay service (CARS), business radio and other licenses, copyright notices and other licenses, authorizations, consents or permits issued by the FCC or any other Governmental Authority (other than TCI System Franchises, TCI System Contracts and TCI Other Real Property Interests) described on SCHEDULE 1.69.

       1.70 TCI Tangible Personal Property. All tangible personal property, including towers, tower equipment, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, computers and billing equipment, furniture, supplies, inventory and other physical assets.

       1.71 TCI's Cable Business. The cable television business and other income-generating business related to the TCI Systems conducted by TCI through the TCI Systems.

       1.72 third party. Any Person other than TCI and its Affiliates or Fisher and its Affiliates.

       1.73 Transaction Documents. The instruments and documents described in SECTIONS 10.2 and 10.3 which are being executed and delivered by or on behalf of Fisher or TCI in connection with this Agreement or the transactions contemplated hereby.

       1.74 Other Definitions. The following terms are defined in the Sections or Recitals indicated:

       Term                                                  Section or Recital
       ----                                                  ------------------
       Action                                                      12.5
       Adjustments                                                  3.3
       Agreement                                              First Paragraph
       Assumed Debt                                                 3.2
       Assumed Obligations and Liabilities                          4.3
       Closing                                                     10.1
       Closing Date                                                10.1
       Company                                                First Paragraph
       Cost of Service Election                                   5.8(d)
       Final Adjustment Certificate                                 3.3
       Fisher Balance Sheet                                        5.10
       Fisher Excluded Assets                                       4.4
       Fisher Plans                                               5.13(b)
       Fisher Systems                                            Recital B
       Fisher's Financial Statements                               5.10
       Hired Employee                                             8.3(g)
       Indemnified Party                                           12.5
       Indemnifying Party                                          12.5
       Initial Adjustment Certificate                               3.3
       Initial Contribution Date                                    2.1
       Members                                                   Recital A
       Outside Closing Date                                        11.1
       Prime Rate                                                  13.10
       Roll-Up                                                      2.2
       Survival Period                                             12.1
       Taking                                                        13.16
       TCI Member                                             First Paragraph
       TCI Balance Sheet                                           6.10
       TCI Entities                                           First Paragraph
       TCI Excluded Assets                                          4.2
       TCI Plans                                                  6.13(b)
       TCI Systems                                               Recital C
       TCI's Financial Statements                                  6.10
       Transitional Billing Services                               8.10
       WARN                                                       5.13(b)

       1.75 Accounting Terms. All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under generally acceptable accounting principles as in effect from time to time in the United States.

SECTION 2. INITIAL CONTRIBUTION BY TCI ENTITIES; ROLL-UP; CONTRIBUTION TO
COMPANY

       2.1 Initial Contribution by TCI Entities. Prior to the Closing, the TCI Entities shall contribute, convey, assign and transfer, or cause to be contributed, conveyed, assigned and transferred, to the TCI Member, and the TCI Member shall accept, assume and acquire from the TCI Entities, all of the TCI Assets and liabilities, contingent or otherwise, relating thereto (the "Initial Contribution"). The date of the Initial Contribution shall be deemed the "Initial Contribution Date."

       2.2 Roll-Up. Prior to or substantially contemporaneously with the Closing, but in any event in the following sequence, Fisher shall first exercise the TCI Options, which shall result in Fisher owning approximately 99% of the partnership interests of Halcyon GP and Halcyon LP, and second, purchase the HCI Partnership Interests, which shall result in Fisher owning all of the partnership interests of Halcyon LP and Halcyon GP. The foregoing shall be collectively referred to as the "Roll-Up."

       2.3 Agreement to Contribute. Subject to the terms and conditions set forth in this Agreement, after the Initial Contribution and Roll-Up described in Sections 2.1 and 2.2 have occurred, TCI and Fisher hereby agree to transfer and deliver to the Company on the Closing Date all of the TCI Assets or Fisher Assets, as applicable, free and clear of any Liens (except for Permitted Liens).

       2.4 Issuance of Ownership Interests. In consideration for the contribution to the Company by the Members of their respective Assets described in Section 2.3, the Members shall receive at Closing the Ownership Interests in the Company as set forth in, and in accordance with the terms of, the Operating Agreement. In connection therewith, each Member or its designee shall receive a credit to its capital account in the Company in an amount equal to the value of its respective Assets as set forth in Exhibit C to the Operating Agreement less such Member's debt being assumed by the Company as set forth in Exhibit C to the Operating Agreement, and subject to the adjustments applicable to such Member pursuant to Section 3.1 and any adjustment to the debt being assumed pursuant to Section 3.2. Such credit to each Member's capital account in the Company will be made on the Closing Date based on information available on such date, with any post-Closing adjustment to be made in cash between the applicable Parties.

SECTION 3.  ADJUSTMENTS

       3.1 Closing Adjustments. On the Closing Date, each Member's capital account in the Company shall be increased or decreased, as appropriate, by the net amount of the following adjustments:

              (a) Each Member shall make adjustments on a pro rata basis as of the Closing Time for all prepaid expenses, other than inventory (but only to the extent the full benefit thereof will be realizable by the Company within 12 months after the Closing Date), accrued expenses (including real and personal property taxes), copyright fees and franchise or license fees or charges, prepaid income, subscriber prepayments and accounts receivable related to such Member's Cable Business, all as determined in accordance with generally accepted accounting principles consistently applied, to reflect the principle that all expenses and income attributable to such Member's Cable Business for the period through and including the Closing Time are for the account of such Member, and all expenses and income attributable to such Member's Cable Business for the period after the Closing Time are for the account of the Company. Such Member will receive no credit for any (i) accounts receivable resulting from cable service sales any portion of which is 60 days or more past due from the billing date as of the Closing Date, (ii) all accounts receivable resulting from advertising sales any portion of which is 120 days or more past due as of the Closing Date, or (iii) accounts receivable from customers whose accounts are inactive or whose service is pending disconnection for any reason as of the Closing Date. Notwithstanding the foregoing, no adjustment will be made for any items of income or expense that relate to any Excluded Assets.
For purposes of making "past due" calculations under this paragraph, the billing statements of a System will be deemed to be due and payable on the first day of the period during which the service to which such billing statements relate is provided.

              (b) All advance payments to, or funds of third parties on deposit with, a Member as of the Closing Date, relating to such Member's Cable Business, including advance payments and deposits (including any accrued interest on such deposits) by subscribers served by such Member's Cable Business for converters, encoders, decoders, cable television service and related sales, shall be assumed by, and credited to the account of, the Company.

              (c) Each Member's capital account shall be reduced by the economic value of all accrued vacation time permitted to be taken by the employees of such Member after the Closing Time pursuant to Section 8.3(g).

              (d) If the aggregate number of EBS's as of the month ending immediately preceding the Closing Date of the Systems contributed by Fisher is less than 27,116, then Fisher's capital account shall be reduced by the product of the number of EBS's less than 27,116, multiplied by $1,250. If the aggregate number of EBS's as of the month ending immediately preceding the Closing Date of the Systems contributed by TCI is less than 86,786, then TCI's capital account shall be reduced by the product of the number of EBS's less than 86,786, multiplied by $1,400.

       3.2    Assumption by the Company of Assumed Debt.

              (a) Concurrent with the Closing, the Company will assume, and then immediately prepay, debt of the Members in the initial amount set forth in Exhibit C to the Operating Agreement (the "Assumed Debt"), subject to adjustment in accordance with Section 3.2(b). Such assumption will be accomplished in a manner that fully releases the applicable Member from further liability for the Assumed Debt pursuant to applicable loan documents related to such Assumed Debt.

              (b) The Assumed Debt of either Member will be adjusted upward or downward, as necessary, so that the aggregate Ownership Interest (as defined in the Operating Agreement) of all of the Members in the Company upon and immediately after Closing will be equal to the percentages set forth in Section
4.2 of the Operating Agreement. Any dispute concerning the amount of such Assumed Debt adjustment will be determined prior to Closing by an auditor selected in accordance with Section 3.3.

       3.3    Calculation of Adjustments.

              (a) Each Member will estimate in good faith with respect to their respective Systems, and set forth, together with a detailed statement of the calculation thereof, the adjustments and prorations with respect to its Cable Business prescribed by Section 3.1 (the "Adjustments"), in a certificate (the "Initial Adjustment Certificate") executed by an authorized representative of Fisher or TCI, as appropriate, and delivered to the other Member at least 10 Business Days prior to the Closing. Each Initial Adjustment Certificate will be accompanied by appropriate documentation, including an accounts receivable detail with relevant aging information as of the date of such certification, in summary form, supporting the determination of and the Adjustments proposed in such certificate. Following receipt of such Initial Adjustment Certificate, the recipient shall have five Business Days to review such schedule and supporting information and to notify the preparer of such Initial Adjustment Certificate of any disagreements with the preparer's estimates of the Adjustments. If the recipient provides a notice of disagreement with the preparer's estimates of such amounts within such five Business Day period, TCI and Fisher shall negotiate in good faith to resolve any such dispute and to reach an agreement prior to the Closing Date on such estimated amounts as of the Closing Date. The estimate so agreed upon by TCI and Fisher or (if the parties do not reach such an agreement on such estimated amounts set forth in the Initial Adjustment Certificates prior to the Closing Date or if the recipient fails to provide a notice of disagreement with the preparer's estimates of such amounts within the time provided) the estimates of Adjustments set forth in the Initial Adjustment Certificates shall be the basis for determining the net Adjustment set forth in Section 3.1. For purposes of this section, the net Adjustment shall be the difference between the estimated Adjustments of each Member. The net Adjustment shall be made to the Member's capital account with the highest estimated Adjustment. A corresponding adjustment shall then be made to TCI's capital account in accordance with Section 3.2(b).

              (b) Within 90 days after the Closing, Fisher and TCI will each deliver to the other a certificate (the "Final Adjustment Certificate") showing in full detail the final determination of their respective Adjustments which certificate will be accompanied by appropriate documentation supporting the amounts proposed in such certificate, including an accounts receivable detail with relevant aging information as of the Closing Time, and which will be executed by an officer of Fisher or TCI, as appropriate. Each party will provide to the other reasonable access to all records in its possession which were used in the preparation of its Initial and Final Adjustment Certificates. Fisher and TCI will each review the other's Final Adjustment Certificate and will give written notice to the other party of any objections it has to the calculations shown in such certificate within 30 days after its receipt thereof. TCI and Fisher will endeavor in good faith to resolve any such objections within 30 days after the receipt by the Members of each other's objections. If any objections or disputes have not been resolved at the end of such 30-day period, the disputed portion of the Adjustments will be determined within the following 30 days by a partner in a major accounting firm with substantial cable television audit experience which is not the auditor of either Fisher or TCI (or any Affiliate of either of them) and the determination of such auditor will be final and will be binding upon the Members. If Fisher and TCI cannot agree with respect to the selection of an auditor, Fisher and TCI will each select an auditor and those two auditors will select a third auditor whose determination will be final and will be binding upon the Members. Fisher and TCI will bear equally the expenses arising in connection with such determination of all disputed amounts, whether by agreement of the Members or by an auditor's determination. The net final Adjustment amount shall be further adjusted in order to take into account any estimated Adjustments actually made at the Closing pursuant to Section 3.3(a) (the "Post-Closing Adjustment"). The positive Post-Closing Adjustment shall be added to the appropriate Member's capital account with a corresponding adjustment being made to TCI's capital account in accordance with Section 3.2(b). In connection therewith, if the positive Post-Closing Adjustment is added to TCI's capital account then the amount of TCI Assumed Debt will be increased accordingly. Likewise, if the positive Post-Closing Adjustment is added to Fisher's capital account then the amount of TCI Assumed Debt will be decreased accordingly and TCI will reimburse to Peak such decreased amount.

SECTION 4.  ASSUMED LIABILITIES AND EXCLUDED ASSETS

       4.1 Assumed Obligations and Liabilities. At the Closing Date, the Company will assume and after the Closing, the Company will pay, discharge and perform the following (the "Assumed Obligations and Liabilities"): (a) those obligations and liabilities accruing and relating to periods after the Closing Time under or with respect to the Assets assigned and transferred to the Company at the Closing; (b) those obligations and liabilities of either Member to customers of the Cable Business for (i) subscriber deposits related to the Systems in the amount for which the Company received credit under Section 3.3 and (ii) customer, advertising and other advance payments held by either Member as of the Closing Date in the amount for which the Company received credit under Section 3.3; and (c) all other obligations and liabilities accruing and relating to periods after the Closing Time and arising out of the ownership of the Assets or operation of the Systems after the Closing Time, except to the extent that such obligations or liabilities relate to any Excluded Asset.

       4.2 TCI Excluded Assets. "TCI Excluded Assets" means all: (a) programming (including cable guide Contracts) and retransmission consent Contracts (other than those listed on SCHEDULE 1.63 (TCI System Contracts); (b) vehicle leases; (c) TCI Plans; (d) insurance policies and rights and claims thereunder (except as otherwise provided in Section 13.16); (e) bonds, letters of credit, surety instruments and other similar items; (f) cash and cash equivalents and notes receivable; (g) subscriber billing Contracts and related leased equipment to the extent not used at the Company; (h) all commercial accounts relating to the provision of cable music services through DMX, Inc.;
(i) all Contracts relating to national advertising sales representation, including Contracts with National Cable Communications or Cable Networks, Inc.; and (j) rights, assets and properties described on SCHEDULE 4.2.

       4.3 Fisher Excluded Assets. "Fisher Excluded Assets" means all: (a) programming (including cable guide Contracts) and retransmission consent Contracts (other than those listed on SCHEDULE 1.25 (Fisher System Contracts);
(b) vehicle leases; (c) Fisher Plans unless expressly included as a Fisher System Contract; (d) insurance policies and rights and claims thereunder (except as otherwise provided in Section 13.16); (e) bonds, letters of credit, surety instruments and other similar items; (f) cash and cash equivalents and notes receivable; (g) subscriber billing Contracts and related leased equipment to the extent not used at the Company; and (h) rights, assets and properties described on SCHEDULE 4.3.

SECTION 5.  FISHER'S REPRESENTATIONS AND WARRANTIES

              Fisher represents and warrants to the Company and TCI as of the date of this Agreement and as of the Closing, as follows:

       5.1 Organization and Qualification of Fisher. Fisher is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to own, lease and use the Fisher Assets owned, leased or used by it and to conduct Fisher's Cable Business as it is currently conducted. Fisher is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the Fisher Assets owned, leased or used by it or the nature of its activities in connection with the Fisher

Systems makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the ownership or operation of Fisher's Cable Business, the Fisher Assets or Fisher Systems or on the ability of Fisher to perform its obligations under this Agreement.

       5.2 Authority and Validity. Fisher has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which Fisher is a party. The execution and delivery by Fisher, the performance by Fisher under, and the consummation by Fisher of the transactions contemplated by, this Agreement and the Transaction Documents to which Fisher is a party have been duly and validly authorized by all necessary action by or on behalf of Fisher. This Agreement has been, and when executed and delivered by Fisher the Transaction Documents will be, duly and validly executed and delivered by Fisher and the valid and binding obligations of Fisher, enforceable against Fisher in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

       5.3 No Conflict; Required Consents. Except for the Fisher Required Consents, all of which are listed on SCHEDULE 5.3, the TCI Required Consents and the notification and expiration or earlier termination of the waiting period under the HSR Act, the execution and delivery by Fisher, the performance of Fisher under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which Fisher is a party do not and will not: (a) conflict with or violate any provision of its articles of organization or operating agreement; (b) violate any provision of any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) conflict with, violate, result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Fisher under, or (iv) result in the creation or imposition of any Lien under any Fisher System Franchise, Fisher System License or any Fisher System Contract or other instrument evidencing any of the Fisher Assets or by which Fisher or any of its assets is bound or affected, except for purposes of clauses (c) and (d) such consents, approvals, authorizations and filings that, if not obtained or made, would not, and such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on any Fisher System, Fisher's Cable Business or Fisher or on the ability of Fisher to perform its obligations under this Agreement or the Transaction Documents to which Fisher is a party.

       5.4    Assets.

              5.4.1 As of the date of this Agreement, Halcyon GP and Halcyon LP have, and as of Closing, Fisher will have, exclusive and good title to (or, in the case of Assets that are leased, valid leasehold interests in) the Fisher Assets (other than Fisher Owned Real Property, Fisher Leased Property and Fisher Other Real Property Interests, as to which representations and warranties in SECTION 5.6 apply). The Fisher Assets are free and clear of all Liens, except for (a) Permitted Liens or (b) Liens described on SCHEDULE 5.4, all of which will be terminated, released or, in the case of the rights of first refusal listed on SCHEDULE 5.4, waived, as appropriate, at or prior to the Closing. Except as described on SCHEDULE 1.28 (Fisher Tangible Personal Property), the Fisher Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

              5.4.2 Except for items included in the Fisher Excluded Assets, the Fisher Assets constitute all the assets necessary to permit the Company to conduct Fisher's Cable Business and to operate the Fisher Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance in all material respects with all applicable Legal Requirements, Fisher System Contracts, Fisher System Licenses and Fisher System Franchises and to perform all of the Assumed Obligations and Liabilities.

              5.4.3 To the Knowledge of Fisher, no third party has been granted or applied for a cable television franchise or is providing or intending to provide cable television services in any of the communities or unincorporated areas currently served by Fisher's Cable Business.

       5.5 Fisher System Franchises, Fisher System Licenses, Fisher System Contracts and Fisher Other Real Property Interests.

       (a)    Except as described on SCHEDULES 1.20 (Fisher Leased Property),
1.22 (Fisher Other Real Property Interests), 1.25 (Fisher System Contracts),
1.26 (Fisher System Franchises), 1.27 (Fisher System Licenses), or 4.3 (Fisher Excluded Assets), (a) Halcyon GP or Halcyon LP is not as of the date of this Agreement, and Fisher will not be as of the Closing Date, bound or affected by any of the following that relate primarily or in whole to Fisher's Cable
Business: (i) leases of real or personal property; (ii) franchises for the construction or operation of cable television systems or System Contracts of substantially equivalent effect; (iii) other licenses, authorizations, consents or permits of the FCC or any other Governmental Authority; (iv) material easements or rights of access; (v) pole line agreements, underground conduit agreements, crossing agreements or bulk or commercial service agreements; or
(vi) System Contracts relating to the operation of Fisher's Cable Business other than those described in any other clause of this Section which contemplate payments by or to Fisher in any 12-month period exceeding $10,000 individually or $50,000 in the aggregate or that are not terminable by Fisher without cost or penalty on not more than 90 days prior written notice, and (b) no Affiliate of Fisher is a party to any documents listed on such Schedules.

       (b) Complete and correct copies of the Fisher System Franchises and Fisher System Licenses have been delivered by Fisher to TCI. The Fisher System Franchises and Fisher System Licenses are currently in full force and effect and are valid under all applicable Legal Requirements according to their terms. There is no legal action, governmental proceeding or investigation, pending or to Fisher's Knowledge threatened, to terminate, suspend or modify any Fisher System Franchise and Fisher System License and Halcyon GP and Halcyon LP are as of the date of this Agreement, and Fisher will be as of the Closing Date, in material compliance with the terms and conditions of all the Fisher System Franchises and Fisher System Licenses and with other applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the Fisher System Franchises and Fisher System Licenses, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.

       (c) Complete and correct copies of all material Fisher System Contracts (including Contracts relating to Leased Property and Other Real Property Interests described on SCHEDULE 1.22) have been provided to TCI. Such documents constitute the entire agreement with the other party. Each such Fisher System Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of Halcyon GP, Halcyon LP or Fisher, as the case may be, and Halcyon GP, Halcyon LP or Fisher, as the case may be, are not and to Fisher's Knowledge, each other party thereto is not in breach or default of any material terms or conditions thereunder.

       5.6 Real Property. All the Assets consisting of Fisher Owned Real Property, Fisher Leased Property and material Fisher Other Real Property Interests are described on SCHEDULES 1.20 (Fisher Leased Property), 1.22 (Fisher Other Real Property Interests) and 1.23 (Fisher Owned Real Property). Except as otherwise disclosed on SCHEDULES 1.20 (Fisher Leased Property), 1.22 (Fisher Other Real Property Interests) and 1.23 (Fisher Owned Real Property), Halcyon GP and Halcyon LP, as of the date of this Agreement, and Fisher will, as of the Closing Date, hold title to the Fisher Owned Real Property free and clear of all Liens, other than Permitted Liens and have the valid and enforceable right to use and possess such Fisher Owned Real Property, subject only to the Permitted Liens; and Halcyon GP and Halcyon LP, as of the date of this Agreement, and Fisher will, as of the Closing Date, have valid and enforceable leasehold interests in all Fisher Leased Property and, with respect to Fisher Other Real Property Interests, have valid and enforceable rights to use all Fisher Other Real Property Interests subject only to Permitted Liens. Except for routine repairs, all of the material improvements, leasehold improvements and the premises of the Fisher Owned Real Property and the premises demised under the leases and other documents evidencing the Fisher Leased Property are in good condition and repair and are suitable for the purposes used. Each parcel of Fisher Owned Real Property and each parcel of Fisher Leased Property and any improvements thereon and their current use (a) has access to and over public streets or private streets for which Fisher has a valid right of ingress and egress, (b) conforms in its current use and occupancy to all material zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use and (c) conforms in its current use to all restrictive covenants, if any, or other Liens affecting all or part of such parcel. Except where the failure of the representations made in this sentence to be true and correct would not have a material adverse effect on any Fisher Assets comprising any Fisher System, all buildings, towers, guy wires and anchors, earth-receiving dishes and related facilities used in the operations of the Fisher Systems are located entirely on the Fisher Owned Real Property or Fisher Leased Property, and together with all pole attachments, cable plant and cable installations, equipment and facilities used in connection with the Fisher Systems, are located entirely on the Fisher Owned Real Property or Fisher Leased Property, and together with all pole attachments, cable plant and cable installations, equipment and facilities used in connection with the Fisher Systems are maintained, placed and located in accordance with the provisions of all applicable Legal Requirements, deeds, leases, licenses, permits or other legally enforceable arrangements.

       5.7    Environmental.

              (a) To Fisher's Knowledge, the Fisher Owned Real Property and Fisher Leased Property comply in all material respects with and has previously been operated in compliance in all material respects with all Environmental Laws. Neither Halcyon GP, Halcyon LP nor Fisher have, either directly or indirectly, (i) generated, stored, used, treated, handled, discharged, released or disposed of any Hazardous Substances at, on, under, in or about, to or from or in any other manner affecting, any Fisher Owned Real Property or Fisher Leased Property, (ii) transported any Hazardous Substances to or from any Fisher Owned Property or Fisher Leased Property or (iii) undertaken or caused to be undertaken any other activities relating to the Fisher Owned Real Property or Fisher Leased Property, which could reasonably give rise to any liability under any Environmental Law and, to Fisher's Knowledge, no other present or previous owner, tenant, occupant or user of any Fisher Owned Real Property or Fisher Leased Property or any other Person has committed or suffered any of the foregoing. To Fisher's Knowledge, no release of Hazardous Substances outside the Fisher Owned Real Property or Fisher Leased Property has entered or threatens to enter any Fisher Owned Real Property or Fisher Leased Property, nor is there any pending or threatened Litigation based on Environmental Laws which arises from any condition of the land adjacent to or immediately surrounding any Fisher Owned Real Property or Fisher Leased Property. No Litigation based on Environmental Laws which relates to any Fisher Owned Real Property or Fisher Leased Property or any operations or conditions on it (A) has been asserted or conducted in the past or is currently pending against or with respect to Fisher or, to Fisher's Knowledge, any other Person or (B) to Fisher's Knowledge, is threatened or contemplated.

              (b) To Fisher's Knowledge, (i) no aboveground or underground storage tanks are currently or have been located on any Fisher Owned Real Property or Fisher Leased Property, (ii) no Fisher Owned Real Property or Fisher Leased Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and (iii) no building or other structure on any Fisher Owned Real Property or Fisher Leased Property contains asbestos, asbestos-containing material or material presumed to be asbestos-containing material under any Environmental Law.

              (c) Fisher has provided TCI with complete and correct copies of (i) all studies, reports, surveys or other written materials in Fisher's possession or to which Fisher has access relating to the presence or alleged presence of Hazardous Substances at, on, under or affecting the Fisher Owned Real Property or Fisher Leased Property, (ii) all notices (other than general notices made by general publication) or other materials in Fisher's possession or to which Fisher has access that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Fisher Owned Real Property or Fisher Leased Property or activities at the Fisher Owned Real Property or Fisher Leased Property and (iii) all materials in Fisher's possession or to which Fisher has access relating to any Litigation or allegation by any private third party concerning any Environmental Law.

       5.8    Compliance with Legal Requirements.

              (a) The ownership, leasing and use of the Fisher Assets as they are currently owned, leased and used and the conduct of Fisher's Cable Business and the operation of the Fisher Systems as they are currently conducted and operated do not violate or infringe in any material respect any Legal Requirements currently in effect (other than Legal Requirements described in Section 5.8(d), as to which the representations and warranties set forth in that subsection shall apply). Neither Halcyon GP, Halcyon LP nor Fisher has received any notice of any violation by Fisher or Fisher's Cable Business of any Legal Requirement applicable to the operation of Fisher's Cable Business as currently conducted, or the Fisher Systems as currently operated and to Fisher's Knowledge, there is no existing fact, circumstance or condition that could reasonably form the basis for an allegation of any such violation.

              (b) A valid request for renewal has been duly and timely filed under Section 626 of the Communications Act with the proper Governmental Authority with respect to all Fisher System Franchises that have expired prior to or will expire within 36 months after the date of this Agreement.

              (c) As of the date of this Agreement, Halcyon GP and Halcyon LP have complied, and as of Closing, Fisher will comply, and Fisher's Cable Business is in compliance, in all material respects, with the specifications set forth in Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the U.S. Copyright Act of 1976 and the applicable rules and regulations thereunder and the applicable rules and regulations of the U.S. Copyright Office, the Register of Copyrights, the Copyright Royalty Tribunal and the Communications Act, including provisions of any thereof pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect), and all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the Fisher Assets, the Fisher Systems and Fisher's Cable Business.

              (d) Notwithstanding the foregoing, to Fisher's Knowledge, each Fisher System is in compliance in all material respects with the provisions of the 1992 Cable Act as such Legal Requirements relate to the operation of Fisher's Cable Business. As of the date of this Agreement, Halcyon GP and Halcyon LP have complied, and as of Closing, Fisher will comply, in all material respects with the must carry and retransmission consent provisions of the 1992 Cable Act as they relate to the Fisher Systems. As of the date of the Agreement, Halcyon GP and Halcyon LP have used, and as of Closing, Fisher will use, reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the 1992 Cable Act other than the failure of any franchising authority to have been certified to regulate rates. Notwithstanding the foregoing, Fisher makes no representation or warranty that the rates charged to subscribers would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, promulgated after the date of the Closing. Fisher has delivered to TCI complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1225, 1235
and 1240 filed with respect to the Fisher Systems, copies of all other FCC Forms filed by Fisher and of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to Fisher Systems, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the Fisher Systems, and any other documentation supporting an exemption from the rate regulation provisions of the 1992 Cable Act claimed by Fisher with respect to any of the Fisher Systems. Neither Halcyon GP, Halcyon LP nor Fisher has received any notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and neither Halcyon GP, Halcyon LP nor Fisher have agreed with any Governmental Authority to establish customer service standards that exceed the customer service standards promulgated pursuant to the 1992 Cable Act. Except as set forth on SCHEDULE 5.8, neither Halcyon GP, Halcyon LP nor Fisher has made any election with respect to any cost of service proceeding conducted in accordance with Part
76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any of the Fisher Systems (a "Cost of Service Election"). Neither Halcyon GP, Halcyon LP nor Fisher has entered into or is subject to any so-called social contract or proposed resolution with the FCC with respect to rates charged for cable television services in the Fisher Systems and is currently negotiating or anticipating entering into or being subject to the same.

       5.9    Patents, Trademarks and Copyrights.    Halcyon GP, Halcyon LP or
Fisher, as the case may be, have timely and accurately made all requisite filings and payments with the Register of Copyrights with respect to Fisher's Cable Business. Fisher has delivered to TCI complete and correct copies of all current reports and filings for the past two years, made or filed pursuant to copyright rules and regulations with respect to Fisher's Cable Business. Neither Halcyon LP, Halcyon GP nor Fisher possesses any patent, patent right, trademark or copyright related to or material to the operation of the Fisher Systems and neither Halcyon GP, Halcyon LP nor Fisher is a party to any license or royalty agreement with respect to any such patent, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. The Fisher Systems and Fisher's Cable Business have been operated in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent or license infringement or the like.

       5.10 Financial Statements; Undisclosed Liabilities; Absence of Certain Changes or Events. Fisher has delivered to TCI complete and correct copies of
(a) unaudited balance sheets of each of the Fisher Systems and related statements of income, for and as of the year ended December 31, 1996 and (b) unaudited balance sheets and the related unaudited statements of income for each quarter ending on and after March 31, 1997 (all of such financial statements and notes being hereinafter referred to as "Fisher's Financial Statements"). Fisher's Financial Statements are in accordance with the books and records of each of the respective Fisher Systems, were prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby, and, except as may be described therein, present fairly the financial condition of such Systems at the dates and for the periods indicated, subject, in the case of unaudited Fisher Financial Statements, only to standard year-end adjustments and the
omission of footnotes.   The balance sheets as of March 31, 1997 of each of the
Fisher Systems is herein called "Fisher Balance Sheet." At the date of the Fisher Balance Sheet, Fisher had no material liabilities required by generally accepted accounting principles to be reflected or reserved against therein that were not fully reflected or reserved against on the Fisher Balance Sheet, other than liabilities included in Fisher liabilities as set forth on SCHEDULE 5.10. Except as set forth on SCHEDULE 5.10, since the date of Fisher Balance Sheet:
(a) none of the Fisher Systems has incurred any obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, to Fisher's Knowledge, individually or in the aggregate, have a material adverse effect on the financial condition of Fisher or the results of operations of Fisher's Cable Business; (b) there has been no material adverse change in the Fisher Assets comprising any Fisher System or in the business, condition, financial or otherwise, or liabilities of Fisher's Cable

Business or any Fisher System and, to Fisher's Knowledge, no fact or condition exists or is contemplated or threatened which would result in such a change in the future; and (c) Fisher's Cable Business has been conducted only in the ordinary course of business consistent with past practice. For the purpose of this Agreement, the impact on Fisher of events which affect the cable industry as a whole in the States of Arkansas, Missouri, Nevada, Oklahoma and Utah or the United States, shall not be considered in determining whether there has been a material adverse change in the business, condition, financial or otherwise or liabilities of Fisher's Cable Business or any Fisher System.

       5.11 Litigation. Except as set forth in SCHEDULE 5.11: (a) there is no Litigation pending or, to Fisher's Knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal against Halcyon GP, Halcyon LP or Fisher which, if adversely determined, would materially adversely affect the financial condition or operations of Fisher's Cable Business, the Fisher Systems, the Fisher Assets or the ability of Fisher to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the Fisher System Franchises, Fisher System Licenses, Fisher System Contracts or leases or other documents evidencing the Fisher Leased Property or the Fisher Other Real Property Interests; and (b) there is not in existence any Judgment requiring Fisher to take any action of any kind with respect to the Fisher Assets or the operation of the Fisher Systems, or to which Fisher (with respect to the Fisher Systems), the Fisher Systems or the Fisher Assets are subject or by which they are bound or affected.

       5.12 Tax Returns; Other Reports. Halcyon Communications, Inc. ("HCI"), as the tax matters partner for each of Halcyon LP and Halcyon GP, has duly and timely filed all federal, state, local and foreign Tax returns and other Tax reports required to be filed by Halcyon LP and Halcyon GP. Fisher has received no notice of any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of a Lien upon the Fisher Assets.

       5.13   Employment Matters.

              (a) SCHEDULE 5.13(A) contains a complete and correct list of the names and positions of all employees engaged in Fisher's Cable Business as of the date set forth on SCHEDULE 5.13(A). Fisher has complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101, et seq. ("WARN"), ERISA, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

              (b) Each employee benefit plan (as defined in Section 3(3) of ERISA) or any multiemployer plan (as defined in Section 3(37) of ERISA) with respect to which Fisher or any of its ERISA Affiliates has any liability or in which any employees or agents, or any former employees or agents, of Fisher or any of its ERISA Affiliates participate is set forth in SCHEDULE 5.13(B) (the "Fisher Plans"). Neither Fisher, any of its ERISA Affiliates nor any Fisher Plan is in material violation of any provision of the Internal Revenue Code, as amended (the "Code") or ERISA. No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any Fisher Plan and no "prohibited transaction" (as defined in Section 406 of ERISA) has occurred with respect to any Fisher Plan which reasonably could result in material liability to Fisher or any of its ERISA Affiliates. No material "accumulated funding deficiency" or "withdrawal liability" (as defined in Section 302 of ERISA) exists with respect to any of the Fisher Plans. After the Closing, the Company will not be required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any Plan currently maintained by Fisher or any of its ERISA Affiliates.

              (c) Except as set forth on SCHEDULE 5.13(C), there are no collective bargaining agreements applicable to any Person employed by Fisher that renders services in connection with the Fisher Systems and Fisher has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against Fisher, any demand for recognition or any other effort of or request or demand from, a labor organization for representative status with respect to any Person employed by Fisher that renders services in connection with the Fisher Systems. Except as described on SCHEDULE 5.13(C), Fisher has no employment agreements, either written or oral, with any employee of the Fisher Systems and none of the employment agreements listed on SCHEDULE 5.13(C) requires Fisher or will require the Company to employ any Person after the Closing.

       5.14 Fisher Systems Information. SCHEDULE 5.14 sets forth a materially true and accurate description of the following information relating to Fisher's Cable Business as of the most recent monthly report generated by Fisher in the ordinary course of business containing the information required to prepare such SCHEDULE 5.14, provided that such date is no earlier than two months prior to the date of this Agreement:

              (a) the approximate number of miles of plant included in the Fisher Assets;

              (b) the number of subscribers and subscriber equivalents served by the Fisher Systems for each Fisher System Franchise;

              (c) the approximate number of single family homes and residential dwelling units passed by the Fisher Systems;

              (d) a description of basic and optional or tier services available from the Fisher Systems, the rates charged by Fisher for each and the number of subscribers and subscriber equivalents receiving each optional or tier service;

              (e) the stations and signals carried by the Fisher Systems and the channel position of each such signal and station; and

              (f) the cities, towns, villages, townships, boroughs and counties served by the Fisher Systems.

       5.15 Bonds; Letters of Credit. Except as set forth on SCHEDULE 5.15, there are no franchise, construction, fidelity, performance, or other bonds, guaranties in lieu of bonds or letters of credit posted by Halcyon GP, Halcyon LP or Fisher in connection with its operation or ownership of any of the Fisher Systems or Fisher Assets.

       5.16 Finders and Brokers. Fisher has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which the Company or TCI could be liable.

SECTION 6.  TCI'S REPRESENTATIONS AND WARRANTIES

       TCI represents and warrants to Fisher as of the date of this Agreement and as of the Closing, as follows.

       6.1    Organization and Qualification of TCI.

              (a) Tempo Cable, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma; Communications Services, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas; TCI Cablevision of Oklahoma, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; TCI of Kansas, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas; Wentronics, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico; TCI Cablevision of Utah, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; TCI Cablevision of Arizona, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona; and Tulsa Cable Television, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Each of the TCI Entities has all requisite corporate power and authority to own, lease and use the TCI Assets owned, leased or used by it and to conduct TCI's Cable Business as it is currently conducted. Each of the TCI Entities is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the

TCI Assets owned, leased or used by it or the nature of its activities in connection with the TCI Systems makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the ownership or operation of TCI's Cable Business, the TCI Assets or TCI Systems or on the ability of TCI to perform its obligations under this Agreement.

              (b) TCI Member is a limited partnership duly organized and validly existing under the laws of the State of Colorado and has all requisite partnership power and authority to own, lease and use the TCI Assets owned, leased or used by it and to conduct TCI's Cable Business as it is currently conducted. Prior to Closing, TCI Member will be duly qualified to do business and in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the TCI Assets owned, leased or used by it or the nature of its activities in connection with the TCI Systems makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the ownership or operation of TCI's Cable Business, the TCI Assets or TCI Systems or on the ability of TCI to perform its obligations under this Agreement.

       6.2 Authority and Validity. Each of the TCI Entities and the TCI Member have all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which it is a party. The execution and delivery by the TCI Entities and the TCI Member, the performance by the TCI Entities and the TCI Member, and the consummation by the TCI Entities and the TCI Member of the transactions contemplated by, this Agreement and the Transaction Documents to which any of the TCI Entities or the TCI Member is a party have been duly and validly authorized by all necessary action. This Agreement has been, and when executed and delivered by the TCI Entities and the TCI Member, the Transaction Documents will be, duly and validly executed and delivered by the TCI Entities and the TCI Member and the valid and binding obligations of the TCI Entities and the TCI Member, enforceable against the TCI Entities and the TCI Member in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

       6.3 No Conflict; Required Consents. Except for the TCI Required Consents, all of which are listed on SCHEDULE 6.3, the Fisher Required Consents and the notification and expiration or earlier termination of the waiting period under the HSR Act, the execution and delivery by any of the TCI Entities or the TCI Member, the performance of any of the TCI Entities or the TCI Member under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which any of the TCI Entities or the TCI Member is a party do not and will not: (a) conflict with or violate any provision of its charter, bylaws or other constituent documents; (b) violate any provision of any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) conflict with, violate, result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of any of the TCI Entities or the TCI Member under, or (iv) result in the creation or imposition of any Lien under any TCI System Franchise, TCI System License or any TCI System Contract or other instrument evidencing any of the TCI Assets or by which any of the TCI Entities or the TCI Member or any of its assets is bound or affected, except for purposes of clauses (c) and (d) such consents, approvals, authorizations and filing, that, if not obtained or made, would not, and such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on any TCI System, TCI's Cable Business, any TCI Entity or the TCI Member or on the ability of any TCI Entity or the TCI Member to perform its obligations under this Agreement or the Transaction Documents to which any TCI Entity or the TCI Member is a party.

       6.4    Assets.

              (a) TCI has exclusive and good title to (or, in the case of Assets that are leased, valid leasehold interests in) the TCI Assets (other than TCI Owned Real Property, TCI Leased Property and TCI Other Real Property Interests, as to which representations and warranties in Section 6.6 apply). The TCI Assets are free and clear of all Liens, except for (a) Permitted Liens or (b) Liens described on SCHEDULE 6.4, all of which will be terminated, released or, in the case of the rights of first refusal listed on SCHEDULE 6.4, waived, as appropriate, at or prior to the Closing. Except as described on
SCHEDULE 1.70 (TCI Tangible Personal Property), the TCI Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

              (b) Except for items included in the TCI Excluded Assets, the TCI Assets constitute all the assets necessary to permit the Company to conduct TCI's Cable Business and to operate the TCI Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance in all material respects with all applicable Legal Requirements, TCI System Contracts, TCI System Licenses and TCI System Franchises and to perform all of the Assumed Obligations and Liabilities.

              (c) To the Knowledge of TCI, no third party has been granted or applied for a cable television franchise or is providing or intending to provide cable television services in any of the communities or unincorporated areas currently served by TCI's Cable Business.

       6.5 TCI System Franchises, TCI System Licenses, TCI System Contracts and TCI Other Real Property Interests.

              (a) Except as described on SCHEDULES 1.60 (TCI Leased Property), 1.63 (TCI Other Real Property Interests), 1.67 (TCI System Contracts), 1.68 (TCI System Franchises), 1.69 (TCI System Licenses or 4.2 (TCI Excluded Assets), (a) TCI is not bound or affected by any of the following that relate primarily or in whole to TCI's Cable Business: (i) leases of real or personal property; (ii) franchises for the construction or operation of cable television systems or System Contracts of substantially equivalent effect;
(iii) other licenses, authorizations, consents or permits of the FCC or any other Governmental Authority; (iv) material easements or rights of access; (v) pole line agreements, underground conduit agreements, crossing agreements or bulk or commercial service agreements; or (vi) System Contracts relating to the operations of TCI's Cable Business other than those described in any other clause of this Section which contemplate payments by or to TCI in any 12-month period exceeding $10,000 individually or $50,000 in the aggregate or that are not terminable by TCI without cost or penalty on not more than 90 days prior written notice and (b) no Affiliate of TCI is a party to any documents listed on such Schedules.

              (b) Complete and correct copies of the TCI System Franchises and TCI System Licenses have been delivered by the appropriate TCI Entity to Fisher. The TCI System Franchises and TCI System Licenses are currently in full force and effect and are valid under all applicable Legal Requirements according to their terms. There is no legal action, governmental proceeding or investigation, pending or to TCI's Knowledge threatened, to terminate, suspend or modify any TCI System Franchise and TCI System License and TCI is in material compliance with the terms and conditions of all the TCI System Franchises and TCI System Licenses and with other applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the TCI System Franchises and TCI System Licenses, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.

              (c) Complete and correct copies of all material TCI System Contracts (including Contracts relating to Leased Property and Other Real Property Interests described on SCHEDULE 1.63) have been provided to Fisher. Such documents constitute the entire agreement with the other party. Except as set forth on SCHEDULE 1.67, each such TCI System Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of TCI and TCI is not and to TCI's Knowledge, each other party thereto is not in breach or default of any material terms or conditions thereunder.

       6.6 Real Property. All the Assets consisting of TCI Owned Real Property, TCI Leased Property and material TCI Other Real Property Interests are described on SCHEDULES 1.60 (TCI Leased Property), 1.63 (TCI Other Real Property Interests) and 1.64 (TCI Owned Real Property). Except as otherwise disclosed on SCHEDULES 1.60 (TCI Leased Property), 1.63 (TCI Other Real Property Interests) and 1.64 (TCI Owned Real Property), TCI holds title to the TCI Owned Real Property free and clear of all Liens, other than Permitted Liens and has the valid and enforceable right to use and possess such TCI Owned Real Property, subject only to the Permitted Liens; and TCI has valid and enforceable leasehold interests in all TCI Leased Property and, with respect to TCI Other Real Property Interests, has valid and enforceable rights to use all TCI Other Real Property Interests subject only to Permitted Liens. Except for routine repairs, all of the material improvements, leasehold improvements and the premises of the TCI Owned Real Property and the premises demised under the leases and other documents evidencing the TCI Leased Property are in good condition and repair and are suitable for the purposes used. Each parcel of TCI Owned Real Property and each parcel of TCI Leased Property and any improvements thereon and their current use (a) has access to and over public streets or private streets for which TCI has a valid right of ingress and egress, (b) conforms in its current use and occupancy to all material zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use and (c) conforms in its current use to all restrictive covenants, if any, or other Liens affecting all or part of such parcel. Except where the failure of the representations made in this sentence to be true and correct would not have a material adverse effect on any TCI Assets comprising a TCI System, all buildings, towers, guy wires and anchors, earth-receiving dishes and related facilities used in the operations of the TCI Systems are located entirely on the TCI Owned Real Property or TCI Leased Property, and together with all pole attachments, cable plant and cable installations, equipment and facilities used in connection with the TCI Systems are maintained, placed and located in accordance with the provisions of all applicable Legal Requirements, deeds, leases, licenses, permits or other legally enforceable arrangements.

       6.7    Environmental.

              (a) To TCI's Knowledge, the TCI Owned Real Property and TCI Leased Property comply in all material respects with and has previously been operated in compliance in all material respects with all Environmental Laws. TCI has not either directly or indirectly, (i) generated, stored, used, treated, handled, discharged, released or disposed of any Hazardous Substances at, on, under, in or about, to or from or in any other manner affecting, any TCI Owned Real Property or TCI Leased Property, (ii) transported any Hazardous Substances to or from any TCI Owned Property or TCI Leased Property or (iii) undertaken or caused to be undertaken any other activities relating to the TCI Owned Real Property or TCI Leased Property, which could reasonably give rise to any liability under any Environmental Law and, to TCI's Knowledge, no other present or previous owner, tenant, occupant or user of any TCI Owned Real Property or TCI Leased Property or any other Person has committed or suffered any of the foregoing. To TCI's Knowledge, no release of Hazardous Substances outside the TCI Owned Real Property or TCI Leased Property has entered or threatens to enter any TCI Owned Real Property or TCI Leased Property, nor is there any pending or threatened Litigation based on Environmental Laws which arises from any condition of the land adjacent to or immediately surrounding any TCI Owned Real Property or TCI Leased Property. No Litigation based on Environmental Laws which relates to any TCI Owned Real Property or TCI Leased Property or any operations or conditions on it (A) has been asserted or conducted in the past or is currently pending against or with respect to TCI or, to TCI's Knowledge, any other Person, or (B) to TCI's Knowledge, is threatened or contemplated.

              (b) To TCI's Knowledge, (i) except as disclosed on SCHEDULE 6.7(B), no aboveground or underground storage tanks are currently or have been located on any TCI Owned Real Property or TCI Leased Property, (ii) no TCI Owned Real Property or TCI Leased Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and (iii) no building or other structure on any TCI Owned Real Property or TCI Leased Property contains asbestos, asbestos-containing material or material presumed to be asbestos-containing material under any Environmental Law.

              (c) The appropriate TCI Entity has provided Fisher with complete and correct copies of (i) all studies, reports, surveys or other written materials in such party's possession or to which such party has access relating to the presence or alleged presence of Hazardous Substances at, on, under or affecting the TCI Owned Real Property or TCI Leased Property, (ii) all notices (other than general notices made by general publication) or other materials in such party's possession or to which such party has access that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the TCI Owned Real Property or TCI Leased Property or activities at the TCI Owned Real Property or TCI Leased Property and (iii) all materials in such party's possession or to which such party has access relating to any Litigation, allegation by any private third party concerning any Environmental Law.

       6.8    Compliance with Legal Requirements.

              (a) The ownership, leasing and use of the TCI Assets as they are currently owned, leased and used and the conduct of TCI's Cable Business and the operation of the TCI Systems as they are currently conducted and operated do not violate or infringe in any material respect any Legal Requirements currently in effect (other than Legal Requirements described in Section 6.8(d), as to which the representations and warranties set forth in that subsection shall apply). TCI has received no notice of any violation by TCI or TCI's Cable Business of any Legal Requirement applicable to the operation of TCI's Cable Business as currently conducted, or the TCI Systems as currently operated and to its Knowledge, there is no existing fact, circumstance or condition that could reasonably form the basis for an allegation of any such violation.

              (b) A valid request for renewal has been duly and timely filed under Section 626 of the Communications Act with the proper Governmental Authority with respect to all TCI System Franchises that have expired prior to or will expire within 36 months after the date of this Agreement.

              (c) TCI has complied and TCI's Cable Business is in compliance, in all material respects, with the specifications set forth in Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the U.S. Copyright Act of 1976 and the applicable rules and regulations thereunder and the applicable rules and regulations of the U.S. Copyright Office, the Register of Copyrights, the Copyright Royalty Tribunal and the Communications Act, including provisions of any thereof pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect), and all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the TCI Assets, the TCI Systems and TCI's Cable Business.

              (d) Notwithstanding the foregoing, to TCI's Knowledge, each TCI System is in compliance in all material respects with the provisions of the 1992 Cable Act as such Legal Requirements relate to the operation of TCI's Cable Business. TCI has complied in all material respects with the must carry and retransmission consent provisions of the 1992 Cable Act as they relate to the TCI Systems. TCI has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the 1992 Cable Act other than the failure of any franchising authority to have been certified to regulate rates. Notwithstanding the foregoing, TCI makes no representation or warranty that the rates charged to subscribers would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, promulgated after the date of the Closing. TCI has delivered to Fisher complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 filed with respect to the TCI
Systems, copies of all other FCC Forms filed by TCI and of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to TCI Systems, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the TCI Systems, and any other documentation supporting an exemption from the rate regulation provisions of the 1992 Cable Act claimed by TCI with respect to any of the TCI Systems. TCI has received no notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and TCI has not agreed with any Governmental Authority to establish customer service standards that exceed the customer service standards promulgated pursuant to the 1992 Cable Act. Except as set forth on SCHEDULE 6.8, TCI has not made any Cost of Service Election with respect to any of the TCI Systems.

       6.9    Patents, Trademarks and Copyrights.    TCI has timely and
accurately made all requisite filings and payments with the Register of Copyrights with respect to TCI's Cable Business. The appropriate TCI Entity has delivered to Fisher complete and correct copies of all current reports and filings for the past three years, made or filed pursuant to copyright rules and regulations with respect to TCI's Cable Business. TCI does not possess any patent, patent right, trademark or copyright related to or material to the operation of the TCI Systems and TCI is not a party to any license or royalty agreement with respect to any such patent, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. The TCI Systems and TCI's Cable Business have been operated in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent or license infringement or the like.

       6.10 Financial Statements; Undisclosed Liabilities; Absence of Certain Changes or Events. Each of the TCI Entities have delivered to Fisher complete and correct copies of its respective (a) internally generated balance sheets and related statements of income for and as of the year ended December 31, 1996, and (b) unaudited balance sheets and the related unaudited statements of income for each quarter ending on and after March 31, 1997 (all of such financial statements and notes being hereinafter referred to as "TCI's Financial Statements"). TCI's Financial Statements are in accordance with the books and records of the respective TCI System, were prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of such TCI System at the dates and for the periods indicated, subject, in the case of unaudited TCI Financial Statements, only to standard year-end adjustments and the omission of footnotes. The balance sheet as of March 31, 1997 of each TCI Entity is herein called a "TCI Balance Sheet." At the date of each TCI Balance Sheet, each TCI Entity had no material liabilities required by generally accepted accounting principles to be reflected or reserved against therein that were not fully reflected or reserved against on such TCI Balance Sheet, other than liabilities as set forth on SCHEDULE 6.10. Except as set forth on SCHEDULE 6.10, since the date of each TCI Balance Sheet: (a) neither such TCI Entity nor the TCI Member has incurred any obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, to TCI's Knowledge, individually or in the aggregate, have a material adverse effect on the financial condition of such TCI Entity or the TCI Member or the results of operations of TCI's Cable Business; (b) there has been no material adverse change in the TCI Assets comprising any TCI System or in the business, condition, financial or otherwise, or liabilities of TCI's Cable Business or any TCI System and, to TCI's Knowledge, no fact or condition exists or is contemplated or threatened which would result in such a change in the future; and (c) TCI's Cable Business has been conducted only in the ordinary course of business consistent with past practice. For the purpose of this Agreement, the impact on TCI of events which affect the cable industry as a whole in Arizona, Oklahoma and Utah or the United States, shall not be considered in determining whether there has been a material adverse change in the business, condition, financial or otherwise or liabilities of TCI's Cable Business or any TCI System.

       6.11 Litigation. Except as set forth in SCHEDULE 6.11: (a) there is no Litigation pending or, to TCI's Knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal against TCI which, if adversely determined, would materially adversely affect the financial condition or operations of TCI's Cable Business, TCI Systems, the TCI Assets or the ability of TCI to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the TCI System Franchises, TCI System Licenses, TCI System Contracts or leases or other documents evidencing the TCI Leased Property or the TCI Other Real Property Interests; and (b) there is not in existence any Judgment requiring TCI to take any action of any kind with respect to the TCI Assets or the operation of the TCI Systems, or to which TCI (with respect to the TCI Systems), the TCI Systems or the TCI Assets are subject or by which they are bound or affected.

       6.12 Tax Returns; Other Reports. TCI has duly and timely filed all federal, state, local and foreign Tax returns and other Tax reports required to be filed by TCI, and has timely paid all Taxes which have become due and payable, whether or not so shown on any such return or report, the failure of which to be filed or paid could adversely affect or result in the imposition of a Lien upon the TCI Assets, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. TCI has received no notice of, nor does TCI have any Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of a Lien upon the TCI Assets.

       6.13   Employment Matters.

              (a) SCHEDULE 6.13(A) contains a complete and correct list of the names and positions of all employees engaged in TCI's Cable Business as of the date set forth on SCHEDULE 6.13(A). TCI has complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including, WARN, ERISA, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

              (b) Each employee benefit plan (as defined in Section 3(3) of ERISA) or any multiemployer plan (as defined in Section 3(37) of ERISA) with respect to which TCI or any of its ERISA Affiliates has any liability or in which any employees or agents, or any former employees or agents, of TCI or any of its ERISA Affiliates participate is set forth in SCHEDULE 6.13(B) (the "TCI Plans"). Neither TCI, any of its ERISA Affiliates nor any TCI Plan is in material violation of any provision of the Code or ERISA. No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any TCI Plan and no "prohibited transaction" (as defined in Section 406 of

ERISA) has occurred with respect to any TCI Plan which reasonably could result in material liability to TCI or any of its ERISA Affiliates. No material "accumulated funding deficiency" or "withdrawal liability" (as defined in Section 302 of ERISA) exists with respect to any of the TCI Plans. After the Closing, the Company will not be required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any Plan currently maintained by TCI or any of its ERISA Affiliates.

              (c) Except as set forth on SCHEDULE 6.13(C), there are no collective bargaining agreements applicable to any Person employed by TCI that renders services in connection with the TCI Systems and TCI has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against TCI, any demand for recognition or any other effort of or request or demand from, a labor organization for representative status with respect to any Person employed by TCI that renders services in connection with the TCI Systems. Except as described on SCHEDULE 6.13(C), TCI has no employment Contracts, either written or oral, with any employee of the TCI Systems and none of the employment Contracts listed on SCHEDULE 6.13(C) requires TCI or will require the Company to employ any Person after the Closing.

       6.14 TCI Systems Information. SCHEDULE 6.14 sets forth a materially true and accurate description of the following information relating to TCI's Cable Business as of the most recent monthly report generated by TCI in the ordinary course of business containing the information required to prepare such
SCHEDULE 6.14, provided that such date is no earlier than two months prior to the date of this Agreement:

              (a) the approximate number of miles of plant included in the TCI Assets;

              (b) the number of subscribers and subscriber equivalents served by the TCI Systems;

              (c) the approximate number of single family homes and residential dwelling units passed by the TCI Systems;

              (d) a description of basic and optional or tier services available from the TCI Systems, the rates charged by TCI for each and the number of subscribers and subscriber equivalents receiving each optional or tier service;

              (e) the stations and signals carried by the TCI Systems and the channel position of each such signal and station; and

              (f) the cities, towns, villages, townships, boroughs and counties served by the TCI Systems.

       6.15 Bonds; Letters of Credit. Except as set forth on SCHEDULE 6.15, there are no franchise, construction, fidelity, performance, or other bonds, guaranties in lieu of bonds or letters of credit posted by TCI in connection with its operation or ownership of any of the TCI Systems or TCI Assets.

       6.16 Finders and Brokers. Neither the TCI Entities nor TCI has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Fisher or the Company could be liable.

SECTION 7.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to each Member as follows:

       7.1 Organization, Standing and Authority. The Company is a limited liability company duly organized and validly existing under the laws of the State of Colorado. As of the Closing the Company shall be duly qualified to conduct business in all such foreign jurisdictions in which such qualification shall be necessary for the conduct of its Cable Business and the ownership of the Assets being contributed by the Members. The Company has all requisite power (a) to acquire, own, lease, and use the Assets and operate the Business, and (b) to execute, deliver, and perform this Agreement and the documents contemplated hereby according to their respective terms.

       7.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by the Company have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

       7.3    Absence of Conflicting Agreements.   Subject to obtaining the
Required Consents and the expiration or earlier termination of the waiting period under the HSR Act, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) does not require the consent of any third party; (b) will not conflict with the Company's operating agreement; and
(c) will not conflict with, result in a breach of, or constitute a default under, any applicable Legal Requirements applicable to the Company, or any contract or agreement to which the Company is a party or by which the Company may be bound, such that the Company could not acquire or operate the Assets.

       7.4    Claims and Legal Actions.   There is no claim, legal action,
arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the Knowledge of the Company, threatened, against or adversely affecting the Company, such that the Company could not acquire or operate the Assets.

       7.5    Sprint Spectrum.   On the Closing Date, the Company will not own,
manage or otherwise control any business which engages in the wireless or wireline business or provides wireless or wireline services.

SECTION 8.  COVENANTS

       8.1 Access to Premises and Records. Between the date of this Agreement and the Closing Date each Party will give to the other and its counsel, accountants and other representatives full access during normal business hours to all the premises and books and records of its Cable Business and to all its Assets and Systems' personnel; and will furnish to the other and such representatives all such documents, financial information and other information regarding its Cable Business and its Assets as the other from time to time reasonably may request; provided that no investigation will affect or limit the scope of any of the representations, warranties, covenants and indemnities of the other in this Agreement or in any Transaction Document or limit liability for any breach of any of the foregoing.

       8.2 Continuity and Maintenance of Operations; Certain Deliveries and Notices. Except as the other Party may otherwise consent in writing, between the date of this Agreement and the Closing, each of the TCI Member and the TCI Entities, as applicable, with respect to TCI's Cable Business, the TCI Systems and the TCI Assets, and Fisher with respect to Fisher's Cable Business, the Fisher Systems and the Fisher Assets:

              (a) will conduct its Cable Business and operate its Systems only in the usual, regular and ordinary course and consistent with past practices and, to the extent consistent with such conduct and operation, use its commercially reasonable efforts to (i) preserve its current business intact in all material respects, including preserving existing relationships with franchising authorities, suppliers, customers and others having business dealings with those Systems, unless the Parties mutually agree otherwise, (ii) keep available the services of its employees and agents providing services in connection with its Cable Business and (iii) continue making marketing, advertising and promotional expenditures with respect to its Cable Business;

              (b) will maintain those Assets in good repair, order and condition, ordinary wear and tear excepted, will maintain equipment and inventory for those Systems at normal historical levels consistent with past practices, but, as of the Closing Date, there shall not be less than that amount of equipment and inventory necessary to operate those Systems for a period of 30 days after Closing assuming normal use and operations; will maintain in full force and effect, policies of insurance with respect to its Cable Business, in such amounts and with respect to such risks as customarily maintained by operators of cable television systems of the size and geographic location of those Systems and will maintain its books, records and accounts with respect to those Assets and the operation of those Systems in the usual, regular and ordinary manner on a basis consistent with past practices;

              (c) except with respect to Excluded Assets, will not (i) modify, terminate, renew, suspend or abrogate any System Contract, not including any retransmission consent, programming or multiple dwelling, bulk billing or commercial service System Contracts, other than in the ordinary course of business; (ii) modify, terminate, renew, suspend or abrogate any retransmission consent, programming or multiple dwelling, bulk billing or commercial service System Contract, System Franchise, lease or document evidencing Leased Property or Other Real Property Interests or System Licenses;
(iii) engage in any marketing, subscriber installation, disconnection or collection practices that are inconsistent with its past practices; (iv) decrease the rate charged for any level of Basic Services, Expanded Basic Services, or any Pay TV or add, delete, retier or repackage any programming services except to the extent required under the 1992 Cable Act or any other Legal Requirement; provided however, if rates are decreased in order to so comply, the party decreasing the rates will provide the other with copies of any FCC forms (even if not filed with any Governmental Authority) that such party used to determine that the new rates were required; (v) make any Cost of Service Election; (vi) enter into any agreement with or commitment to any competitive access providers with respect to its Systems; (vii) sell, transfer or assign any portion of its Assets other than sales in the ordinary course of business or permit the creation of a Lien, other than a Permitted Lien, on any Asset; or (viii) engage in any hiring or employee compensation practices that are inconsistent with past practices, except for changes in such practices implemented by such party and its Affiliates on a company-wide basis;

              (d) will promptly deliver to the other true and complete copies of all monthly and quarterly financial statements and operating reports and any reports with respect to the operation of its Cable Business prepared by or for such Party at any time from the date of this Agreement until the Closing;

              (e) will give or cause to be given to the other and its counsel, accountants and other representatives, as soon as reasonably possible but in any event prior to the date of submission to the appropriate Governmental Authority, copies of all FCC Forms 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 or any other FCC forms required to be filed with any Governmental Authority under the 1992 Cable Act with respect to rates and prepared with respect to any of its Systems, such forms to be reasonably satisfactory in form and substance to the other;

              (f)    will duly and timely file a valid notice of renewal under
Section 626 of the Cable Act with the appropriate Governmental Authority with respect to any System Franchise that will expire within 36 months after any date between the date of this Agreement and the Closing Date; and

              (g) will promptly notify the other of any fact, circumstance, event or action by it or otherwise which, if known at the date of this Agreement, would have been required to be disclosed by it in or pursuant to this Agreement.

       8.3    Employees.

              (a) The Company may, but shall have no obligation to employ or offer employment to any employee of either Party's Cable Business. Not more than 60 days after the date of this Agreement, each Party shall provide to the Company and the other Party a list of all active employees of their respective Systems excluding all employees subject to a collective bargaining agreement or represented by a labor organization, if any, as of a recent date, showing then-current positions and rates of compensation. Within 30 days after receipt of this list, the Company will provide to each Party in writing a list of employees that the Company or its Affiliates may desire to employ following the Closing (subject to the satisfaction of the Company's conditions for
employment).   As of the Closing Date, each Party shall terminate the
employment of all employees who were employed incidental to the conduct of such Party's Cable Business.

              (b) Each Party will pay to all employees employed in its respective Cable Business all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, vacation (except for accrued vacation included in the adjustments calculated pursuant to Section 3.1(c) to be carried over pursuant to Section 8.3(g)), sick pay and other compensation or benefits to which they are entitled for periods through and including the Closing Time, including, without limitation, all amounts, if any, payable on account of the termination of their employment. Each Party agrees to cooperate in all reasonable respects with the Company to allow the Company to evaluate and interview employees of its Cable Business in order to make hiring decisions. Such cooperation shall include, but not be limited to, allowing the Company to contact employees during normal business hours and making personnel records available.

              (c) Each Party will be responsible for the maintenance and distribution of benefits accrued under any employee benefit plan (as defined in ERISA) maintained by such Party pursuant to the provisions of any Legal Requirement and of such plans. The Company will not assume any obligation or liability for any such accrued benefits or any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any employee benefit plans maintained by any Party.

              (d) All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of either Party or arising under any Legal Requirement affecting employees of such Party incurred through and including the Closing Date or resulting from or arising from events or occurrences occurring or commencing through and including the Closing Date will remain the responsibility of such Party, whether or not such employees are hired by the Company after the Closing. The Company will not have and will not assume any obligation or liability under or in connection with any such plan maintained by the either Party.

              (e) Each Party will remain solely responsible for, and will indemnify and hold harmless the Company from and against all Losses arising from or with respect to, all salaries and all severance, vacation (except for accrued vacation included in the adjustments calculated pursuant to Section 3.1(c)), medical, sick, holiday, continuation coverage and other compensation or benefits to which its employees may be entitled, whether or not such employees may be hired by the Company, as a result of their employment by it through and including the Closing Time, the termination of their employment at the Closing Time, the obligation, if any, to notify and/or bargain with any labor organization, the consummation of the transactions contemplated hereby or pursuant to any applicable Legal Requirement (including, without limitation, WARN) or otherwise relating to their employment through and including the Closing Time.

              (f) Each Party will retain full responsibility and liability for offering and providing "continuation coverage" of any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by such party and who has experienced a "qualifying event" or is receiving "continuation coverage" through and including the Closing Date. "Continuation coverage," "qualified beneficiary," "group health plan," and "qualifying event" all shall have the meanings given such terms under Code Section 4980B.

              (g) Notwithstanding anything to the contrary herein, the Company shall (i) credit each employee of either Party who is offered employment by the Company prior to the Closing Date and becomes an employee of the Company after the Closing Time (a "Hired Employee") the lesser of the amount of vacation accrued by him or her as an employee of such Party through and including the Closing Time or the amount of accrued vacation permitted to be accrued by employees of the Company in accordance with the Company's standard practices; (ii) permit each Hired Employee to participate in the Company's employee benefit plans to the same extent as similarly situated employees of the Company and their dependents; (iii) give each Hired Employee credit for his or her past service with such Party (including past service with any prior owner or operator of such Party) for purposes of eligibility and vesting under the Company's employee benefit and other plans to the same extent as other similarly situated employees of the Company; and (iv) not subject any Hired Employee to any waiting periods or limitations on benefits for pre-existing conditions under the Company's employee benefit plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under such Party's employee benefit plans.

              (h) If the Company discharges without cause within 90 days after the Closing any Hired Employee and such Hired Employee would have been entitled to severance payments pursuant to either Party's severance benefits plan, as applicable, if such Hired Employee had been discharged without cause by such Party at the Closing Time, then the Company shall pay severance benefits to such Hired Employee in accordance with the applicable Party's severance benefit plan to the extent such plan would have paid severance to such Hired Employee.

              (i) Nothing in this Section 8.3 or elsewhere in this Agreement shall be deemed to make any employee of the Parties a third party beneficiary of this Agreement.

       8.4 Leased Vehicles; Other Capital Leases. Each Party will pay the remaining balances on any leases for vehicles included in its Tangible Personal Property and will deliver title to such vehicles free and clear of all Liens (other than Permitted Liens) to the Company at the Closing.

       8.5    Required Consents, Estoppel Certificates, Franchise Renewal.

              (a) Each Party will use its commercially reasonable efforts to obtain in writing as promptly as possible and at its expense, all the Required Consents and any other consent, authorization or approval required to be obtained by such Party in connection with the transactions contemplated by this Agreement, reasonably satisfactory in form and substance to the other, and deliver to the other copies of such Required Consents and such other consents, authorizations or approvals promptly after they are obtained by such Party; provided however, that each Party will afford the other Party the opportunity to review, approve and revise the form of Required Consent prior to delivery to the Party whose consent is sought. Each Party will cooperate with the other Party to obtain all Required Consents, but neither Party will be required to accept or agree or accede to any modifications or amendments to, or the imposition of any condition to the transfer of, any of the System Franchises, System Licenses, System Contracts or leases or documents evidencing Leased Property or Other Real Property Interests of its Cable Business that are not acceptable to the other in its sole discretion. Notwithstanding the foregoing, as soon as practicable after the date of this Agreement, but in any event no later than 20 days after the date of this Agreement, the parties will cooperate with each other to complete, execute and deliver, or cause to be completed, executed and delivered to the appropriate Governmental Authority, an FCC Form 394 with respect to each System Franchise as to which such Form 394 is required.

              (b) Each Party will use commercially reasonable efforts to obtain and cooperate with the other Party to obtain renewals or extensions of any System Franchise for which a valid notice of renewal pursuant to the formal renewal procedures established by Section 626 of the Cable Act has not been timely delivered to the appropriate

Governmental Authority for a period expiring no earlier than three years after the Closing Date.

              (c) Notwithstanding the foregoing, no Party will have any further obligation to obtain Required Consents: (i) with respect to license agreements relating to pole attachments where the licensing Party will not consent to an assignment of such license agreement but requires that the proposed assignee enter into a new agreement with such licensing authority, in which case such Party shall use its commercially reasonable efforts to enter into such agreement prior to the Closing or as soon as practicable thereafter and the Party to the license agreement will cooperate with and assist the other Party in obtaining such agreements; provided however that the proposed assignee's commercially reasonable efforts shall not require it to take any action of the type that such Party is not required to take pursuant to Section 8.5; and (ii) for any business radio license which such Party reasonably expects can be obtained within 120 days after the Closing and so long as a temporary authorization is available to the other Party under FCC rules with respect thereto.

       8.6 Transfer Taxes. All transfer and similar Taxes and sales, use or excise Taxes arising from or payable by reason of the transfer of any of the TCI Assets and the Fisher Assets will be shared by TCI and Fisher pro rata, based on the Ownership Interests (as defined in the Operating Agreement) of each Member in the Company.

       8.7    Ancillary Agreements.   At Closing, the Company shall enter into
the following ancillary agreements, in form and substance satisfactory to the Company and the other parties thereto:

              (a) Programming Supply Agreement. The Company shall enter into, and TCI shall cause its Affiliate, Satellite Services, Inc. ("SSI"), to enter into, a programming supply agreement (the "Programming Supply Agreement"), pursuant to which the Company shall receive the benefits of any programming or purchasing agreements available to TCI to the extent the Company may receive such benefits pursuant to SSI's programming or purchasing agreements.

              (b) Ad Sales Agreement. The Company and TCI Media Services, Inc. ("Media Services") shall enter into an advertising representation agreement pursuant to which Media Services will provide ad sales services to the Company ("Media Services Agreement").

       8.8 @Home Services. The Company agrees to utilize @Home as the exclusive internet provider for the Systems if the Company determines that it is economic to provide internet access via the Systems.

       8.9 Updated Schedules. Not less than 10 Business Days prior to Closing, each Party will deliver to the other revised copies of each of the Schedules prepared by it, except for the employee schedules (regardless of whether the original schedule is as of a certain date) which shall have been updated and marked to show any changes occurring between the date of this Agreement and the date of delivery; provided however that for purposes of such Party's representations and warranties and covenants in this Agreement, all references to the Schedules will mean the version of the Schedules attached to this Agreement on the date of signing, and provided further that if the effect of any such updates to Schedules is to disclose any one or more additional properties, privileges, rights, interests or claims as Assets, the Company, at or before Closing, will have the right (to be exercised by written notice to the Parties) to cause any one or more of such items to be designated as and deemed to constitute Excluded Assets for all purposes under this Agreement. Without changing the result set forth in the preceding sentence that a Party's updated Schedules do not serve to update such Party's representations and warranties, the updated Schedules delivered pursuant to this Section shall be accompanied by an officer's certificate of the Party delivering such Schedules, certifying that the information set forth in such Schedules is true and accurate in all material respects as of the date of delivery thereof and that all information required to be given in the Schedules "as of the date of this Agreement" has been updated to the date of delivery of the updated Schedules or other date permitted to be specified in such Schedules.

       8.10 Use of Names and Logos. For a period of 180 days after the Closing, the Company will be entitled to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of any party hereto to the extent incorporated in or on the Assets transferred to it at the Closing, provided that the Company will exercise reasonable efforts to remove all such names, marks, logos and similar proprietary rights from the Assets by such date as is reasonably practicable following the Closing.

       8.11 Transitional Billing Services. Fisher and TCI will each provide to the Company, upon request, access to and the right to use its billing system computers, software and related fixed assets in connection with the Systems for a period of up to 90 days following the Closing to allow for conversion of existing billing arrangements ("Transitional Billing Services"). The Company will notify either Party at least 10 days prior to the Closing as to whether it desires Transitional Billing Services. All Transitional Billing Services, if any, that are requested by the Company will be provided on reasonable terms and conditions; provided however, that the amount to be paid by the Company will not exceed the cost to the applicable Party of providing such Transitional Billing Services. Each Party will notify the Company, at least 45 days prior to the Closing, of the cost to such Party of providing such Transitional Billing Services.

       8.12 Initial Contribution. The Initial Contribution shall have taken place prior to the Closing Date.

       8.13 Roll-Up. All conditions, approvals or consents required to be obtained prior to the consummation of the Roll-Up, including any HSR approvals, shall have been obtained, and the Roll-Up accomplished, prior to or simultaneously with the Closing Date.

       8.14 Company Financing. The Company shall secure such financing as shall be necessary for it to pre-pay (a) $93,000,000, representing TCI Assumed Debt, and (b) $18,750,000, representing Fisher Assumed Debt, subject to adjustments pursuant to the terms hereof. Such financing shall be obtained by the Company on such terms as Fisher deems commercially reasonable.

       8.15   Confidentiality and Publicity.

              (a) Each Party will use commercially reasonable efforts to assure that any non-public information that such Party may obtain from the other in connection with this Agreement with respect to the other's Cable Business and Systems will be kept confidential and, unless and until the Closing occurs, such Party will not disclose, and will cause its employees, consultants, advisors and agents not to disclose, any such information to any other Person (other than its directors, officers and employees and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use, and will cause its employees, consultants, advisors and agents not to use, such information to the detriment of the other; provided that (i) such Party may use and disclose any such information once it has been publicly disclosed (other than by such Party in breach of its obligations under this Section) or which rightfully has come into the possession of such Party (other than from the other Party) and (ii) to the extent that such Party may, in the reasonable opinion of its counsel, be compelled by Legal Requirements to disclose any of such information, such Party may disclose such information if it will have used all reasonable efforts, and will have afforded the other Party the opportunity, to obtain an appropriate protective order or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. The obligation by either Party to hold information in confidence pursuant to this Section will be satisfied if such Party exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information. In the event of termination of this Agreement, each Party will use all reasonable efforts to cause to be delivered to the other, and retain no copies of, any documents, work papers and other materials obtained by such Party or on its behalf from the other, whether so obtained before or after the execution hereof.

              (b) Neither Party will issue any press releases or make any other public announcement, any oral or written statements to Fisher's and TCI's employees concerning this Agreement and the transactions contemplated hereby, except as required by applicable Legal Requirements, without the prior written consent and approval of the other, which consent and approval may not be unreasonably withheld.

       8.16 Bulk Transfers. Fisher and TCI each waives compliance by the other with Legal Requirements relating to bulk transfers applicable to the transactions contemplated hereby.

       8.17 Lien Searches. Each Party will obtain at its expense, the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exist any of its Owned Real Property or Tangible Personal Property, and in the state and county where such Party's principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company.

       8.18 Further Assurances. At or after the Closing, each of Fisher and TCI at the request of the other, will promptly execute and deliver, or cause to be executed and delivered, to the other all such documents and instruments, in addition to those otherwise required by this Agreement, in form and substance reasonably satisfactory to the other as the other may reasonably request in order to carry out or evidence the terms of this Agreement or to collect any accounts receivable or other claims included in the Fisher Assets or the TCI Assets. Without limiting the generality of the foregoing, Fisher and TCI will take, or cause to be taken, all actions consistent with the terms of this Agreement.

       8.19 Consents. If and to the extent Fisher or TCI shall have waived satisfaction of the condition to Closing set forth in Section 9.1(e) or Section 9.2(e), respectively, subsequent to the Closing, each of TCI with respect to the TCI Systems and the TCI Assets and Fisher with respect to the Fisher Systems and the Fisher Assets will continue to use commercially reasonable efforts to obtain in writing as promptly as possible any Required Consent which was not obtained on or before the Closing and will deliver copies of the same, reasonably satisfactory in form and substance, to the other. The obligations set forth in this Section will survive the Closing and will not be merged in the consummation of the transactions contemplated hereby.

       8.20 Company Name. Fisher shall either (a) change the name of the Company, or (b) create a "doing business as" name pursuant to which the Company will market its services and/or products. In either case, such name shall be acceptable to both Members.

SECTION 9. CONDITIONS PRECEDENT

       9.1 Conditions to Fisher's Obligations. The obligations of Fisher to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, at or before the Closing, of the following conditions, which may be waived by Fisher in writing.

              (a) Accuracy of Representations and Warranties. The representations and warranties of TCI in this Agreement and in any Transaction Document, if specifically qualified by materiality, are true in all respects and, if not so qualified, are true in all material respects at and as of the Closing with the same effect as if made at and as of the Closing.

              (b) Performance of Agreements. TCI Member and the TCI Entities have performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement and in any Transaction Document to be performed and complied with by them at or before the Closing.

              (c) Deliveries. TCI has delivered the items and documents required to be delivered by it pursuant to this Agreement and any Transaction Document, including those required under Section 10.2.

              (d) Legal Proceedings. No action, suit or proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (i) prohibit the Company's ownership or operation of all or a material portion of any TCI System, TCI's Cable Business or the TCI Assets, (ii) compel the Company to dispose of or hold separate all or a material portion of any TCI System, TCI's Cable Business or the TCI Assets as a result of any of the transactions contemplated by this Agreement or any Transaction Document, (iii) if determined adversely to the Company's interest, materially impair the ability of the Company to realize the benefits of the transactions contemplated by this Agreement or any Transaction Document or have a material adverse effect on the right of the Company to exercise full rights of ownership of the TCI Systems or (iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement or any Transaction Document.

              (e) Consents. Fisher has received evidence, in form and substance reasonably satisfactory to it, that the TCI Required Consents have been obtained.

              (f) No Material Adverse Change. There has not been any material adverse change in the TCI Assets or the financial condition or operations of TCI's Cable Business or the TCI Systems since the date of this Agreement.

              (g) Subscribers. The TCI Systems are serving at least 86,786 Equivalent Basic Subscribers.

              (h) Documents and Records. TCI has delivered to Fisher all TCI Books and Records, including a list of all pending subscriber hook-ups, disconnect and repair orders, supply orders and any other lists reasonably necessary to the operation of the TCI Systems. Delivery of the foregoing will be deemed made to the extent such TCI

Books and Records are then located at any of the offices included in the TCI Owned Real Property or TCI Leased Property and made available to Fisher.

              (i) HSR Act. All filings required under the HSR Act with respect to the Roll-Up have been made and the applicable waiting period has expired or been earlier terminated.

              (j) Franchise Renewals. Any TCI System Franchise for which a valid notice of renewal pursuant to the formal renewal procedures established by Section 626 of the Cable Act has not been timely delivered to the appropriate Governmental Authority has been renewed or extended for a period expiring no earlier than three years after the Closing Date.

              (k) Company Document. The Operating Agreement shall have been duly executed and delivered by TCI Member.

              (l) Ancillary Agreements. TCI shall have caused to be executed and delivered to the Company the Programming Supply Agreement and the Media Services Agreement.

              (m) Company Financing. The Company shall have secured the financing referred in accordance with Section 8.13.

       9.2 Conditions to TCI's Obligations. The obligations of TCI to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, at or before the Closing, of the following conditions, which may be waived by TCI in writing.

              (a) Accuracy of Representations and Warranties. The representations and warranties of Fisher in this Agreement and in any Transaction Document, if specifically qualified by materiality, are true in all respects and, if not so qualified, are true in all material respects at and as of the Closing with the same effect as if made at and as of the Closing.

              (b) Performance of Agreements. Fisher has performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement and in any Transaction Document to be performed and complied with by it at or before the Closing.

              (c) Deliveries. Fisher has delivered the items and documents required to be delivered by it, pursuant to this Agreement and any Transaction Documents, including those required under Section 10.3.

              (d) Legal Proceedings. No action, suit or proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (i) prohibit the Company's ownership or operation of all or a material portion of any Fisher System, Fisher's Cable Business or the Fisher Assets, (ii) compel the Company to dispose of or hold separate all or a material portion of any Fisher System, Fisher's Cable Business or Fisher Assets as a result of any of the transactions contemplated by this Agreement or any Transaction Document, (iii) if determined adversely to the Company's interest, materially impair the ability of the Company to realize the benefits of the transactions contemplated by this Agreement or any Transaction Document or have a material adverse effect on the right of the Company to exercise full rights of ownership of the Fisher Systems or (iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement or any Transaction Document.

              (e) Consents. TCI has received evidence, in form and substance reasonably satisfactory to it, that the Fisher Required Consents have been obtained.

              (f) No Material Adverse Change. There has not been any material adverse change in the Fisher Assets or the financial condition or operations of the Fisher Systems since the date of this Agreement.

              (g) Subscribers. The Fisher Systems are serving at least 27,116 Equivalent Basic Subscribers.

              (h) Documents and Records. Fisher has delivered to TCI all Fisher Books and Records, including a list of all pending subscriber hook-ups, disconnect and repair orders, supply orders and any other lists reasonably necessary to the operation of the Fisher Systems. Delivery of the foregoing will be deemed made to the extent such Fisher Books and Records are then located at any of the offices included in the Fisher Owned Real Property or Fisher Leased Property and made available to TCI.

              (i) HSR Act. All filings required under the HSR Act with respect to the Roll-Up have been made and the applicable waiting period has expired or been earlier terminated.

              (j) Franchise Renewals. Any Fisher System Franchise for which a valid notice of renewal pursuant to the formal renewal procedures established by Section 626 of the Cable Act has not been timely delivered to the appropriate Governmental Authority have been renewed or extended for a period expiring no earlier than three years after the Closing Date.

              (k) Company Document. The Operating Agreement shall have been duly executed and delivered by Fisher.

              (l) Ancillary Agreements. The Company shall have executed and delivered the Programming Supply Agreement and the Media Services Agreement.

              (m) Financing. The Company shall have secured financing in accordance with Section 8.13 and a Keep Well Agreement in the form of Exhibit 9.2(b) shall have been executed by the banks providing such financing.

SECTION  10. THE CLOSING

       10.1 The Closing; Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at a date (the "Closing Date") and time mutually determined by TCI and Fisher, which Closing Date shall be within ten days after the date on which all conditions set forth in Sections 9.1 and 9.2 have either been satisfied or waived in writing by the Party entitled to the benefit of such condition.

       10.2 TCI's Delivery Obligations. At the Closing, TCI will deliver or cause to be delivered to Fisher and/or the Company, as appropriate, the following.

              (a) Bill of Sale and Assignment and Assumption Agreement. The executed Bill of Sale and Assignment and Assumption Agreement in the form of
EXHIBIT 10.2(A) and such other instruments of transfer, assignment or assumption, in form and substance mutually satisfactory to TCI and Fisher, as Fisher may reasonably require to further document the transfer and assignment of the TCI Assets to the Company and the Company's assumption of the Assumed Obligations and Liabilities.

              (b) Deeds. A special warranty deed in a form reasonably acceptable to Fisher (and complying with applicable state laws) with respect to each parcel of TCI Owned Real Property, duly executed and acknowledged and in recordable form, warranting to defend title to such TCI Owned Real Property in the peaceable possession of the Company against all Persons claiming by, through or under TCI, subject however, to any Permitted Liens.

              (c) Lien Releases. Evidence satisfactory to Fisher that all Liens (other than Permitted Liens) affecting or encumbering the TCI Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form satisfactory to Fisher effecting such terminations, releases or waivers.

              (d) Vehicle Titles. Title certificates to all vehicles included among the TCI Assets, endorsed for transfer of title to the Company, and separate bills of sale therefor or other transfer documentation, if required by the laws of the States in which such vehicles are titled.

              (e) Evidence of Authorization Actions. Certified resolutions or other evidence reasonably satisfactory to Fisher that TCI Member and the TCI Entities have taken all action necessary to authorize the execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

              (f) FIRPTA Certificate. FIRPTA Non-Foreign Seller Certificate certifying that TCI is not a foreign person within the meaning of Section 1445 of the Code reasonably satisfactory in form and substance to Fisher.

              (g) Officer's Certificates. A certificate or certificates executed by an executive officer of TCI Member and the TCI Entities dated the date of the Closing, reasonably satisfactory in form and substance to Fisher certifying that the conditions specified in Sections 9.1(a) and 9.1(b) have been satisfied.

              (h) Ancillary Documents. The Programming Supply Agreement and the Media Services Agreement, duly executed by TCI or its Affiliate.

              (i) Other. Such other documents and instruments as may be necessary to effect the intent of this Agreement and the Transaction Documents and consummate the transactions contemplated hereby and thereby.

       10.3 Fisher's Delivery Obligations. At the Closing, except as otherwise provided below, Fisher will deliver or cause to be delivered to TCI and/or the Company, as appropriate, the following.

              (a) Bill of Sale and Assignment and Assumption Agreement. The executed Bill of Sale and Assignment and Assumption Agreement in the form of
EXHIBIT 10.3(A) and such other instruments of transfer, assignment or assumption, in form and substance mutually satisfactory to Fisher and TCI, as TCI may reasonably require to further document the transfer and assignment of the Fisher Assets to the Company and the Company's assumption of the Assumed Obligations and Liabilities.

              (b) Deeds. A special warranty deed in a form reasonably acceptable to TCI (and complying with applicable state laws) with respect to each parcel of Fisher Owned Real Property, duly executed and acknowledged and in recordable form, warranting to defend title to such Fisher Owned Real Property in the peaceable possession of the Company against all Persons claiming by, through or under Fisher, subject however, to any Permitted Liens.

              (c) Lien Releases. Evidence satisfactory to TCI that all Liens (other than Permitted Liens) affecting or encumbering the Fisher Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form satisfactory to TCI effecting such terminations, releases or waivers.

              (d) Vehicle Titles. Title certificates to all vehicles included among the Fisher Assets, endorsed for transfer of title to the Company and separate bills of sale therefor or other transfer documentation, if required by the laws of the states in which such vehicles are titled.

              (e) Evidence of Authorization Actions. Certified resolutions of Fisher or other evidence reasonably satisfactory to TCI that Fisher has taken all action necessary to authorize the execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

              (f) FIRPTA Certificate. FIRPTA Non-Foreign Seller Certificate certifying that Fisher is not a foreign person within the meaning of Section 1445 of the Code reasonably satisfactory in form and substance to TCI.

              (g) Officer's Certificate. A certificate executed by an executive officer of Fisher dated the date of the Closing, reasonably satisfactory in form and substance to TCI certifying that the conditions specified in Sections 9.2(a) and 9.2(b) have been satisfied.

              (h) Other. Such other documents and instruments as may be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

       10.4 Deliveries by the Company. As a condition to each Party's performance of their obligations hereunder, prior to or on the Closing Date, the Company has delivered or is delivering to the Parties, in form and substance reasonably satisfactory to the Parties:

              (a) Assumption Agreement. Appropriate assumptions agreements, in form and substance reasonably satisfactory to each Party, pursuant to which the Company shall assume and undertake to perform each Party's obligations arising after the Closing Time and assume and perform the Assumed Obligations and Liabilities;

              (b) Ancillary Agreements. The Programming Supply Agreement and the Media Services Agreement.

              (c) Payment of TCI Debt and Fisher Debt. The payment of the debt associated with the TCI Assets and Fisher Assets, respectively, as provided for in Section 8.13, by wire transfer of immediately available funds in accordance with wire transfer instructions provided by TCI and Fisher, respectively.

SECTION  11. TERMINATION AND DEFAULT

       11.1 Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

              (a)    at any time, by the mutual agreement of Fisher and TCI;

              (b) by either Fisher or TCI at any time, if the other is in material breach or default of any of its covenants, agreements or other obligations herein or in any Transaction Document, or if any of its representations herein or in any Transaction Document if specifically qualified by materiality, is not true in all respects or, if not qualified by materiality, is not true in all material respects when made or when otherwise required by this Agreement or any Transaction Document to be true, if the non-breaching Party provides the breaching Party with prompt written notice that provides a reasonably detailed explanation of the facts and circumstances surrounding such breach or default; provided that such Party shall have no right to terminate if (i) the breaching Party cures such breach or default within 30 days after its receipt of such written notice, unless such breach or default cannot be cured within such 30-day period; or (ii) the breach or default is capable of being cured prior to March 31, 1998 (the "Outside Closing Date") and the breaching Party commences to cure such breach or default within such 30-day period and diligently continues to take all action reasonably necessary to cure such breach or default prior to the Outside Closing Date and such breach or default is cured prior to the Outside Closing Date;

              (c) by either Fisher or TCI upon written notice to the other, if any of the conditions to its obligations set forth in Sections 9.1 and 9.2, respectively, are not satisfied on or before the Outside Closing Date for any reason other than a material breach or default by such Party of its respective covenants, agreements or other obligations under this Agreement, or if any of its representations herein or in any Transaction Document, if specifically qualified by materiality, is not true in all respects or, if not qualified by materiality, is not true in all material respects when made or when otherwise required by this Agreement or in any Transaction Document to be true; or

              (d)    as otherwise provided in this Agreement.

       11.2 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, all obligations of the parties under this Agreement will terminate, except for the obligations set forth in Sections 8.14 and 13.15. Termination of this Agreement pursuant to Sections 11.1(a) or 11.1(b) will not limit or impair any remedies that any of TCI or Fisher may have with respect to a breach or default by the other of its covenants, agreements or obligations under this Agreement.

SECTION 12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

       12.1 Survival of Representations and Warranties. The representations and warranties of TCI and Fisher in this Agreement and in the Transaction Documents will survive until the first anniversary of the Closing Date, except that (a) all such representations and warranties with respect to any Taxes, rates, Environmental Law, ERISA, employment matters or copyright matters will survive until 60 days after the expiration of the applicable statute of limitations (including any extensions) for such Taxes, rates, Environmental Law, ERISA, employment matters or copyright matters, respectively, and (b) the representations and warranties as to title of the Assets in Sections 5.4(a) and 6.4(a), respectively, and as to title of Owned Real Property set forth in Sections 5.6 and 6.6, respectively, and in the special warranty deed or deeds delivered with respect to Owned Property will survive the Closing and the delivery of such deeds and will continue in full force and effect without limitation with the understanding that, notwithstanding any language contained in any such deed, the representations and warranties as to title to Owned Real Property set forth in Sections 5.6 and 6.6, respectively, will not be merged into any such deed or other Transaction Document. The periods of survival of the representations and warranties prescribed by this Section 12.1 are referred to as the "Survival Period." The liabilities of each Party under its respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided however that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by a Party in a written notice to the other party before such expiration or about which a Party has given the other Party written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The covenants and agreements of each Party in this Agreement and in the Transaction Documents will survive the Closing and will continue in full force and effect without limitation.

       12.2 Indemnification by TCI. From and after the Closing, TCI will indemnify and hold harmless Fisher and the Company and their shareholders and respective Affiliates, and the shareholders, officers, directors, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from (a) any breach of any representation or warranty made by any TCI Entity or TCI Member in this Agreement; (b) any breach of any covenant, agreement or obligation of any TCI Entity or TCI Member contained in this Agreement; (c) any act or omission of any TCI Entity or TCI Member with respect to, or any event or circumstance related to, the ownership or operation of the TCI Assets or the conduct of TCI's Cable Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Time, without regard to whether a claim with respect to such matter is asserted before or after the Closing Time, including any matter described on SCHEDULE 6.11; (d) any liability or obligation not included in the Assumed Obligations and Liabilities and related to the TCI Assets; (e) any claim that the transactions contemplated by this Agreement violate WARN or any Legal Requirement or any fraudulent conveyance laws of any jurisdiction; (f) any claim relating to "continuation coverage" under Code Section 4980B with respect to former employees of any TCI Entity or TCI Member at and after the Closing Time or that Fisher or the Company is deemed to be a successor employer of any TCI Entity or TCI Member under Code Section 4980B; (g) the presence, generation, removal or transportation of a Hazardous Substance on or from any of the TCI Owned Real Property or TCI Leased Property through and including the Closing Time, including the costs of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing), including anything listed on SCHEDULE 6.7(B); or (h) any rate refund or credit, penalty and/or interest payment with respect thereto ordered by any Governmental Authority with respect to the TCI Systems for periods through and including the Closing Time.

In the event that an indemnified item arises under both clause (a) and under one or more of clauses (b) through (h) of this Section, Fisher's and the Company's rights to pursue its claim under clauses (b) through (h), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a).

       12.3 Indemnification by Fisher. From and after the Closing, Fisher will indemnify and hold harmless each TCI Entity, TCI Member and the Company and their shareholders and respective Affiliates and the shareholders, officers, directors, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from (a) any breach of any representation or warranty made by Fisher in this Agreement; (b) any breach of any covenant, agreement or obligation of Fisher contained in this Agreement;
(c) any act or omission of Fisher with respect to, or any event or circumstance related to, the ownership or operation of the Fisher Assets or the conduct of Fisher's Cable Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Time, without regard to whether a claim with respect to such matter is asserted before or after the Closing Time, including any matter described on SCHEDULE 5.11; (d) any liability or obligation not included in the Assumed Obligations and Liabilities and related to the Fisher Assets; (e) any claim that the transactions contemplated by this Agreement violate WARN or any similar Legal Requirement or any bulk transfer or fraudulent conveyance laws of any jurisdiction; (f) any claim relating to "continuation coverage" under Code Section 4980B with respect to former employees of Fisher at and after the Closing Time or that TCI or the Company is deemed to be a successor employer of Fisher under Code Section 4980B; (g) the presence, generation, removal or transportation of a Hazardous Substance on or from any of the Fisher Owned Real Property or Fisher Leased Property through and including the Closing Time, including the costs of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing); or (h) any rate refund or credit, penalty and/or interest payment with respect thereto ordered by any Governmental Authority with respect to the Fisher Systems for periods through and including the Closing Time.

In the event that an indemnified item arises under both clause (a) and under one or more of clauses (b) through (h) of this Section, TCI's and the Company's rights to pursue its claim under clauses (b) through (h), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a).

       12.4 Indemnification by the Company. From and after the Closing, the Company will indemnify and hold harmless Fisher, each TCI Entity, the TCI Member and their shareholders and respective Affiliates and the shareholders, officers, directors, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from (a) any breach of any representation or warranty made by the Company in this Agreement; (b) any breach of any covenant, agreement or obligation of the Company in this Agreement; (c) any act or omission of the Company with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Cable Business, which act, omission, event or circumstance occurred or existed after the Closing Time; (d) the failure of the Company to perform the Assumed Obligations and Liabilities.

       12.5 Third Party Claims. Promptly after the receipt by any Party of notice of any claim, action, suit or proceeding by any third party (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such Party (the "Indemnified Party") will give reasonable written notice to the Party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (a) admits in writing to the Indemnified Party the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this Section 12, (b) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (c) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action and (d) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other Party will cooperate with the Party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such Party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses, (b) any relief other than the payment of money damages is sought against the Indemnified Party or (c) the Indemnified Party will have been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Section 12 will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Section 12.5. No Indemnifying Party will settle or compromise any such Action (a) in which any relief other than the payment of money damages is sought against any Indemnified Party or (b) in the case of any Action relating to the Indemnified Party's liability for any Tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any Tax for any period beginning after the Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.

SECTION 13. MISCELLANEOUS PROVISIONS

       13.1 Parties Obligated and Benefited. Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Party, no Party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement, provided that a Party may, without the consent of any other Party, assign or delegate its rights or obligations under this Agreement to any of its Affiliates, and such assignee will be substituted for such Party under this Agreement as though it were the original Party to this Agreement.

       13.2 Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

              To TCI at:

                     TCI American Cable Holdings III, L.P.
                     5619 DTC Parkway
                     Englewood, Colorado  80111

                     Attention:    William R. Fitzgerald
                                   Telecopy:  (303) 488-3219

              With a copy similarly addressed to the attention of Karla L.
              Tartz:

              To Fisher at:

                     Fisher Communications Associates, L.L.C.
                     5655 South Yosemite Street, Suite 304
                     Englewood, CO 80111

                     Attention:  William K. Fisher
                     Telecopy:  303-721-0854

       with a copy to:

                     Jenkens & Gilchrist, P.C.
                     1445 Ross Avenue, Suite 3200
                     Dallas, Texas 75202
                     Attn: Gregory J. Schmitt, Esq.
                     Telecopy: 214-855-4300

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been received on the date of delivery, which in the case of deliveries by telecopier will be the date of the sender's confirmation.

       13.3 Right to Specific Performance. The Parties acknowledge that the unique nature of the Assets renders money damages an inadequate remedy for the breach by the Parties of its obligations under this Agreement, and the Parties agree that in the event of such breach, the Parties will upon proper action instituted by either of them, be entitled to a decree of specific performance of this Agreement.

       13.4 Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

       13.5 Captions. The section and other captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

       13.6 CHOICE OF LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF COLORADO.

       13.7 Terms. Terms used with initial capital letters or otherwise defined in this Agreement will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

       13.8 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

       13.9 Time. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

       13.10 Late Payments. If either Party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by The Bank of New York as its prime rate (the "Prime Rate") plus 2%, adjusted as and when changes in the Prime Rate are made.

       13.11 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original.

       13.12 Entire Agreement. This Agreement (including the Transaction Documents and the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the Parties.

       13.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement.

       13.14 Construction. This Agreement has been negotiated by the Parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the Party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

       13.15 Expenses. Except as otherwise expressly provided in this Agreement, each Party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

       13.16 Risk of Loss. The risk of any loss or damage to the Fisher Assets or TCI Assets resulting from fire, theft or other casualty (except reasonable wear and tear) will be borne by Fisher or TCI, respectively, at all times through and including the Closing Time. If any such loss or damage is sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of a System or the replacement or restoration of the lost or damaged property within 20 days from the occurrence of the event resulting in such loss or damage, Fisher or TCI as appropriate, will immediately notify the other in writing of that fact and the other, at any time within 10 days after receipt of such notice, may elect by written notice to the notifying Party to either (a) waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement or
(b) terminate this Agreement. If the other elects to so terminate this Agreement, both parties will stand fully released and discharged of any and all obligations under this Agreement. If the other elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage (to the extent not used to replace or restore such lost or damaged property), except for any proceeds from business interruption insurance relating to the loss of revenue for the period through and including the Closing Date, will be delivered by the notifying Party to the other or the rights to such proceeds will be assigned by the notifying Party to the other if not yet paid over to the notifying Party, and the notifying Party will pay to the other an amount equal to the difference between the amount of such insurance costs and the full replacement cost of the damaged or lost Assets.

              If, prior to the Closing, any part of or interest in the Fisher Assets or the TCI Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Fisher or TCI that it intends to condemn all or any part of a Party's Assets (such event being called, in either case, a "Taking"), then the other Party may terminate this Agreement. If the other Party does not elect to terminate this Agreement, then (a) the other Party will have the sole right, in the name of the Party, if the other Party so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) the Party will be relieved of its obligation to convey to the other Party the Assets or interests that are the subject of the Taking, (c) at the Closing the Party will assign to the other Party all of the Party's rights to all damages payable with respect to the Taking and (d) following the Closing, the Party will give the other Party such further assurances of such rights and assignment with respect to the Taking as the other Party may from time to time reasonably request.

       13.17 Tax Consequences. No party to this Agreement makes any representation or warranty, express or implied, with respect to the Tax implications of any aspect of this

Agreement on any other party to this Agreement, and all parties expressly disclaim any such representation or warranty with respect to any Tax consequences arising under this Agreement. Each party has relied solely on its own Tax advisors with respect to the Tax implications of this Agreement.

       13.18 Commercially Reasonable Efforts. For purposes of this Agreement, "commercially reasonable efforts" will not be deemed to require a Party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

       The parties have executed this Agreement as of the day and year first above written.


                                           TEMPO CABLE, INC.

                                           By:  /s/ WILLIAM R. FITZGERALD
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President

                                           COMMUNICATIONS SERVICES, INC.

                                           By:  /s/ WILLIAM R. FITZGERALD
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President

                                           TCI CABLEVISION OF OKLAHOMA, INC.

                                           By:  /s/ WILLIAM R. FITZGERALD
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President

                                           TCI OF KANSAS, INC.

                                           By:  /s/ WILLIAM R. FITZGERALD
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President

                                           WENTRONICS, INC.

                                           By:  /s/ WILLIAM R. FITZGERALD
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President

                                     TCI CABLEVISION OF UTAH, INC.

                                     By:  /s/ WILLIAM R. FITZGERALD
                                         -------------------------------------
                                     Name: William R. Fitzgerald
                                     Title: Vice President

                                     TCI CABLEVISION OF ARIZONA, INC.


                                     By:  /s/ WILLIAM R. FITZGERALD
                                         -------------------------------------
                                     Name: William R. Fitzgerald
                                     Title: Vice President

                                     TULSA CABLE TELEVISION, INC.


                                     By:  /s/ WILLIAM R. FITZGERALD
                                         -------------------------------------
                                     Name: William R. Fitzgerald
                                     Title: Vice President

                                     TCI AMERICAN CABLE HOLDINGS III, L.P.

                                     By: Cablevision of Arizona Partner,
                                         Inc.

                                          By:  /s/ WILLIAM R. FITZGERALD
                                              --------------------------------
                                          Name: William R. Fitzgerald
                                          Title: Vice President

                                     FISHER COMMUNICATIONS
                                     ASSOCIATES, L.L.C.


                                            By: Fisher Capital Partners,
                                                Ltd., its Member

                                                By: Fisher Capital
                                                    Corporation, its
                                                    General Partner

                                                    By:  /s/ WILLIAM K. FISHER
                                                        ----------------------
                                                    Name:  William K. Fisher
                                                    Title: Vice President

                                     PREMIER MEDIA, LLC

                                     By: Fisher Communications Associates,
                                         L.L.C., Manager

                                         By: Fisher Capital Partners,
                                             Ltd., its Member

                                             By: Fisher Capital
                                                 Corporation, its
                                                 General Partner

                                                 By:  /s/ WILLIAM K. FISHER
                                                    --------------------------
                                                    Name:  William K. Fisher
                                                    Title: Vice President

                                   EXHIBIT A

                          ASSET CONTRIBUTION AGREEMENT
                                 FISHER SYSTEMS



       *      Cedarville, AR
       *      Highway 71, AR
       *      Lake Alma, AR
       *      Rudy, AR
       *      Winslow, AR
       *      Excelsior, AR
       *      Mountainburg, AR
       *      Prairie Grove, AR
       *      West Fork, AR
       *      Lavaca, AR
       *      Ely, NV
       *      McGill, NV
       *      Ruth, NV
       *      Eureka, NV
       *      Wendover/W. Wendover, UT
       *      Fillmore, UT
       *      Milford, UT
       *      Minersville, UT
       *      DeQueen/Horatio, AR
       *      Mansfield/Huntington, AR
       *      Murfreesboro, AR
       *      Wright City, OK
       *      Valliant, OK
       *      Pea Ridge, AR
       *      Gravette, AR
       *      Centerton, AR
       *      Rogers, AR
       *      LittleFlock, AR
       *      Avoca, AR
       *      Benton County, AR
       *      Lincoln, AR
       *      Beaver Lake, AR
       *      Prairie Creek, AR
       *      Allen, OK
       *      Calvin, OK
       *      Clayton, OK
       *      Howe, OK
       *      McCurtain, OK
       *      Midland, Sugar Loaf, Witchervle, AR
       *      Panama, Shady Point, OK
       *      Pocola, OK
       *      Porum Landing, OK
       *      Stuart, Arpelar, Haywd, OK
       *      Talihina, OK
       *      Wetumka, OK

       *      Wister, OK
       *      Blevins/McCaskill, AR
       *      Center Point/Dierks, AR
       *      Pold Co., Cove, Hatfield, Grannis, AR
       *      Daisy, Kirby, New Hope, Salem, AR
       *      Fulton/McNab/Saratoga2/Tollette, AR
       *      Mineral Springs, AR
       *      Antlers, OK
       *      Bennington, OK
       *      Boswell, OK
       *      Caney, OK
       *      Rattan, OK
       *      Braggs, OK
       *      Cherokee Heights, Sportsmen, OK
       *      Mullberry/Dyer, AR
       *      Seligman, Washburn, MO

                                   EXHIBIT A

                          ASSET CONTRIBUTION AGREEMENT
                                  TCI SYSTEMS


----------------------------------------------------------------------------------------------------
                                                   Franchise
   Common System          Headend Name(s)       Communities Served        Name of TCI Owner
       Name                                       by Headend                  Entity
----------------------------------------------------------------------------------------------------
Holdenville/ Okemah      Holdenville, OK        Holdenville, OK           Tempo Cable, Inc.
                         Okemah, OK             Okemah, OK
McAlester, OK                                                             Communications
                         McAlester, OK          Alderson, OK              Services, Inc.
                                                Krebbs, OK
                                                McAlester, OK
                                                Pittsburg, OK
Seminole                                                                  Communications
                         Konawa, OK             Konawa, OK                Services, Inc.
                         Maud, OK               Maud, OK
                         Seminole, OK           Seminole, OK
                         Wellston, OK           Wellston, OK
                         Wewoka, OK             Wewoka, OK
----------------------------------------------------------------------------------------------------
Henryetta, OK            Chandler, OK           Chandler, OK              TCI Cablevision of
                                                                          Oklahoma, Inc.
                         Henryetta, OK          Dewar, OK
                                                Henryetta, OK

                         Stroud, OK             Stroud, OK
----------------------------------------------------------------------------------------------------
Muskogee, OK             Haskell, OK            Haskell, OK               TCI Cablevision of
                                                                          Oklahoma, Inc.
                         Muskogee, OK           Muskogee, OK
                                                Muskogee County, OK

                                                Wagoner, OK (City)
                         Wagoner, OK            Wagoner, OK
                                                (outside township)
----------------------------------------------------------------------------------------------------
Okmulgee, OK             Okmulgee, OK           Okmulgee, OK              Communications
                                                Okmulgee County, OK       Services, Inc.
----------------------------------------------------------------------------------------------------
Stigler, OK              Stigler, OK            Haskell County, OK        Tempo Cable, Inc.
                                                Stigler, OK
                                                Whitefield, OK
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                   Franchise
   Common System          Headend Name(s)       Communities Served        Name of TCI Owner
       Name                                       by Headend                  Entity
----------------------------------------------------------------------------------------------------
Alva, OK                 Alva, OK               Alva, OK                  TCI Cablevision of
                                                Woods County, OK          Oklahoma, Inc.

                                                                          TCI Cablevision of
----------------------------------------------------------------------------------------------------
Enid, OK                 Enid, OK               Enid, OK                  Oklahoma, Inc.
                                                Garfield County (North
                                                Enid, OK
                                                Garfield (Town), OK
                                                Vance AFB, OK
----------------------------------------------------------------------------------------------------
Stillwater, OK           Cushing, OK            Cushing, OK               TCI of Kansas, Inc.

                                                                          TCI of Kansas, Inc.
                         Perry, OK              Noble County, OK
                                                Perry, OK                 TCI of Kansas, Inc.

                         Stillwater, OK         Payne County, OK
                                                Perkins, OK
                                                Stillwater, OK

----------------------------------------------------------------------------------------------------
Grove, OK                Grove, OK              Delaware County, OK       Communications
                                                Grove, OK                 Services, Inc.

                                                Osage, OK
Pawhuska, OK             Pawhuska, OK           Pawhuska, OK              Communications
                                                                          Services, Inc.
----------------------------------------------------------------------------------------------------
Moab, UT                 Moab, UT               Grand, UT                 Wentronics, Inc.
                                                Moab, UT
----------------------------------------------------------------------------------------------------
Price/Monticello, UT     Blanding, UT           Blanding, UT              TCI Cablevision of
                                                                          Utah, Inc.

                         Castle Dale, UT        Castle Dale, UT           TCI Cablevision of
                                                Emery County, UT          Utah, Inc.
                                                Huntington, UT
                                                Orangeville, UT

                         Centerfield, UT        Centerfield, UT           TCI Cablevision of
                                                Gunnison, UT              Utah, Inc.

                         Duchesne, UT           Duchesne, UT              TCI Cablevision of
                                                                          Utah, Inc.

                         Mt. Pleasant, UT       Fairview, UT              TCI Cablevision of
                                                Mt. Pleasant, UT          Utah, Inc.
                                                Sanpete, UT
                                                Spring City, UT
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                   Franchise
   Common System          Headend Name(s)       Communities Served        Name of TCI Owner
       Name                                       by Headend                  Entity
----------------------------------------------------------------------------------------------------
Price/Monticello, UT     Price, UT              Carbon County, UT         TCI Cablevision of
(continued)                                     Helper, UT                Utah, Inc.
                                                Price, UT
                                                Wellington, UT

                         Richfield, UT          Richfield, UT             TCI Cablevision of
                                                                          Utah, Inc.

                         Roosevelt, UT          Roosevelt, UT             TCI Cablevision of
                                                                          Utah, Inc.

                         Salina, UT             Aurora, UT                TCI Cablevision of
                                                Redmond, UT               Utah, Inc.
                                                Salina, UT
                                                Sevier, UT

                         East Carbon, UT        East Carbon, UT           TCI Cablevision of
                                                Sunnyside, UT             Utah, Inc.

                         Ephraim, UT            Ephraim, UT               TCI Cablevision of
                                                Manti, UT                 Utah, Inc.
----------------------------------------------------------------------------------------------------
Price/Monticello, UT     Ferron, UT             Ferron, UT                TCI Cablevision of
(continued)                                                               Utah, Inc.

                         Kanab, UT              Kanab, UT                 TCI Cablevision of
                                                                          Utah, Inc.

                         Monticello, UT         Monticello, UT            TCI Cablevision of
                                                                          Utah, Inc.

                         Moroni, UT             Fountain Green, UT        TCI Cablevision of
                                                Moroni, UT                Utah, Inc.

                         Fredonia, AZ           Fredonia, AZ              TCI Cablevision of
                                                                          Arizona, Inc.
----------------------------------------------------------------------------------------------------
Bristow, OK              Bristow, OK            Bristow, OK               Tulsa Cable Television,
                                                                          Inc.
----------------------------------------------------------------------------------------------------
Drumright, OK            Drumright, OK          Drumright, OK             Tulsa Cable Television,
                                                                          Inc.
----------------------------------------------------------------------------------------------------

                               EXHIBIT 10.2(b)
                               EXHIBIT 10.3(b)

to that certain Asset Contribution Agreement dated as of  September 25, 1997, among
 Fisher Communications Associates, L.L.C., a Colorado limited liability company
                                       and
  Tempo Cable, Inc., an Oklahoma corporation, Communications Services, Inc., a Kansas corporation, TCI Cablevision of Oklahoma, Inc., a Colorado corporation,
    TCI of Kansas, Inc., a Kansas corporation, Wentronics, Inc., a New Mexico corporation, TCI Cablevision of Utah, Inc., a Utah corporation, TCI Cablevision of Arizona, an Arizona corporation, Tulsa Cable Television, Inc., an Oklahoma corporation, TCI American Cable Holdings, L.P., a Colorado limited partnership,


             BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT


       This Bill of Sale and Assignment and Assumption Agreement (this "Assignment") is made as of ____________, 199_ by ____________, a ____________
[partnership] [limited liability company] ("[TCI] [Fisher]"), in favor of Premier Media, LLC, a Colorado limited liability company (the "Company ").

       This Assignment is entered into pursuant to the terms of the Asset Exchange Agreement dated as of ____________, 1997 by and among Fisher Communications Associates, L.L.C., a Colorado limited liability company, Tempo Cable, Inc., an Oklahoma corporation, Communications Services, Inc., a Kansas corporation, TCI Cablevision of Oklahoma, Inc., a Colorado corporation, TCI of Kansas, Inc., a Kansas corporation, Wentronics, Inc., a New Mexico corporation, TCI Cablevision of Utah, Inc., a Utah corporation, TCI Cablevision of Arizona, an Arizona corporation, Tulsa Cable Television, Inc., an Oklahoma corporation, TCI American Cable Holdings, L.P., a Colorado limited partnership (the "Agreement"). Capitalized terms not otherwise defined in this Assignment shall have the meanings given to such terms in the Agreement.

       In consideration of the foregoing premises, the transactions contemplated by the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [TCI] [Fisher] does hereby grant, bargain, sell, transfer, assign and convey unto the Company, its successors and assigns, all of the right, title and interest of [TCI] [Fisher] in and to the [TCI] [Fisher] Assets.

       TO HAVE AND TO HOLD the [TCI] [Fisher] Assets unto the Company, and its successors and assigns, forever, and [TCI] [Fisher] hereby warrants and agrees to defend title to the same against all claims of any Person.

       The grant, bargain, sale, transfer, assignment and conveyance of the [TCI] [Fisher] Assets will not include any of the [TCI] [Fisher] Excluded Assets.

       [TCI] [Fisher] reasserts the representations and warranties pertaining to the





                              10.2(b)/10.3(b)-1

Assets that are contained in the Agreement, all of which representations and warranties are incorporated herein by this reference as if set forth in full herein, subject to the limitations set forth in the Agreement regarding the survival of, and the liability for breach of, such representations and warranties. No provision set forth in this Assignment shall be deemed to enlarge, alter or amend the terms or provisions of the Agreement. In the event of any conflict between the provisions of this Assignment and the provisions of the Agreement, the Agreement shall control.

       In consideration of the foregoing premises, the transactions contemplated by the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company does hereby assume and agree to observe, comply with, and perform in accordance with the terms of each, the Company Assumed Obligations and Liabilities. The Company does not assume or have any responsibility for any liabilities or obligations associated with the [TCI] [Fisher] Excluded Assets.

       This assumption by the Company is made solely for the benefit of [TCI] [Fisher] and no third party shall have any right to enforce its terms or to rely on it.

       Specifically excluded from this Assignment is any right, title or interest which is by law or contract non-assignable without the consent of the other party or parties thereto, unless and until such consent has been given, whereupon the assignment of such right, title or interest shall be automatically effective.

       The validity, performance, and enforcement of this Assignment and all Transaction Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Colorado, without giving effect to the principles of conflicts of law of such state.

       IN WITNESS WHEREOF, the undersigned has executed this Assignment effective as of the date first written above.


                                   [TCI] [FISHER]:


                                   --------------------------------


                                   By:
                                       ----------------------------
                                   Name:
                                         --------------------------
                                   Title:
                                          -------------------------

                                   PREMIER MEDIA, LLC


                                   By:
                                       ----------------------------
                                   Name:
                                         --------------------------
                                   Title:
                                          -------------------------





                              10.2(b)/10.3(b)-2

                                 EXHIBIT 9.2(b)

 to that certain Asset Contribution Agreement dated as of  September 25, 1997, among
 Fisher Communications Associates, L.L.C., a Colorado limited liability company
                                       and
  Tempo Cable, Inc., an Oklahoma corporation, Communications Services, Inc., a Kansas corporation, TCI Cablevision of Oklahoma, Inc., a Colorado corporation,
    TCI of Kansas, Inc., a Kansas corporation, Wentronics, Inc., a New Mexico corporation, TCI Cablevision of Utah, Inc., a Utah corporation, TCI Cablevision of Arizona, an Arizona corporation, Tulsa Cable Television, Inc., an Oklahoma corporation, TCI American Cable Holdings, L.P., a Colorado limited partnership,


                          FORM OF KEEP WELL AGREEMENT


[Agent]

Ladies and Gentlemen:

       Reference is made to the Credit Agreement dated as of _________ as from time to time in effect (the "Credit Agreement") among Premier Media, LLC (the "Borrower"), the banks referred to therein (the "Banks") and _____________________, as agent for the Banks (the "Agent"). Tempo Cable, Inc., Communications Services, Inc., TCI Cablevision of Oklahoma, Inc., TCI of Kansas, Inc., Wentronics, Inc., TCI Cablevision of Utah, Inc., TCI Cablevision of Arizona, Inc., Tulsa Cable Television, Inc. (collectively "TCI"), agree with the Agent for the benefit of the Banks as follows:

       1.     Definitions.         Capitalized terms used in this letter will
have the same meanings as set forth in the Credit Agreement for purposes of this letter. In addition, the following terms will have the following meanings:

              (a)    "Keep Well Advances" will have the meaning specified in
Section 2.

              (b)    "'Keep Well Commitment"  means $56,000,000.

              (c)    "'Keep Well Termination Date" means ______.





                                   9.2(b)-1

              (d) "Keep Well Triggering Event" means (i) a failure by Borrower to make any principal payment when due under the Credit Agreement or
(ii) if the amounts due under the Credit Agreement are accelerated as a result of nonpayment or bankruptcy of Borrower.

              (e) "Unfunded Keep Well" means at any time the amount of the Keep Well Commitment less the aggregate amount of all Keep Well Advances previously made by TCI hereunder.

       2. Commitment to Make Keep Well Advances. If a Keep Well Triggering Event occurs, TCI will, within five Business Days after written request by the Agent, make an advance of funds (a "Keep Well Advance") to Borrower in an amount equal to the principal amount then due under the Credit Agreement to the extent Borrower does not have other funds available for such purpose; provided, however, that TCI will not at any time be obligated to make any Keep Well Advance in an amount which exceeds the then Unfunded Keep Well. Each Keep Well Advance will be made as a loan from TCI to the Borrower and each such loan will be evidenced by a promissory note of the Borrower payable to TCI, with the repayment of such loan to be subordinated to amounts owed to the Banks under the Credit Agreement [pursuant to the terms of the Subordination Agreement]. Promptly after each Keep Well Advance, TCI will deliver to the Agent the promissory note evidencing such Keep Well Advance, together with such supporting documentation as may be necessary to establish that such Keep Well Advance was made and the amount thereof.

       3. Termination of Obligation to Make Keep Well Advances. This Agreement and the obligation of TCI to make Keep Well Advances hereunder will terminate on the earliest of (a) the advance by TCI of the full amount of the Keep Well Commitment and the delivery of all documentation relating to the Keep Well Advances required by Section 2, (b) both (i) the payment in full of all loans and all other obligations owing to the Banks arising under the Credit Agreement, and (ii) the termination or expiration of the commitments of the Banks to make any loans to Borrower under the Credit Agreement, (c) the Keep Well Termination Date or (d) the date any amendment, renewal, extension or other modification of the Credit Agreement that could have an adverse effect on TCI under this letter becomes effective (except with the prior written consent of TCI).

       4. Further Assurances. TCI will execute and deliver to the Banks such further instruments and take such further action as the Banks may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.





                                   9.2(b)-2

       5. Notices. All communications and notices hereunder will be in writing and given as provided in the Credit Agreement, with notices to to the Agent or Banks to be sent to the places therein specified and with notices to TCI to be sent as follows:

                     c/o Tele-Communications, Inc.
                     5619 DTC Parkway
                     Englewood, CO  80111-3000
                     Attn:  William R. Fitzgerald
                     Telephone:    (303) 267-4720
                     Telecopy:     (303) 267-6672

       Copies:  Similarly addressed, Attention:  Legal Department

       6. Substitution Rights. At the request of TCI, the Banks will release one or more of the entities defined as "TCI" under this letter from any further obligations hereunder so long as the net worth of the entities remaining as obligors (including for this purpose any additional TCI affiliates which agree in writing to be bound as an obligor hereunder) is not less than $______ (less the aggregate amount of all Keep Well Advances previously made by TCI). In addition, TCI may transfer its assets so long as after giving effect to such transfer TCI will continue to have a net worth not less than $______. The foregoing substitution rights may be evidenced by a new keep well agreement among the parties hereto and any additional TCI Affiliates, which new agreement will be on the same or similar terms as this Agreement.

       7. General. This Agreement may be executed in any number of counterparts which together will constitute one and the same instrument and will be governed by and construed in accordance with the internal laws of the State of Colorado. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. The headings in this Agreement are for reference only and will not limit or otherwise affect the meaning hereof. The provisions of this Agreement will inure to the benefit of Agent, the Banks and their respective successors and assigns and will be binding upon TCI and its successors and assigns, except that TCI will not be able to delegate or assign any of its duties or obligations hereunder (other than as permitted by Section
6) without the prior written consent of the Banks, which will not be withheld unreasonably.

              If the foregoing corresponds with your understanding of our agreement, kindly sign this letter in the appropriate space below, whereupon this letter will become a binding agreement between you and each of the undersigned.





                                   9.2(b)-3

                                           TEMPO CABLE, INC.


                                           By:
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President

                                           COMMUNICATIONS SERVICES, INC.

                                           By:
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President

                                           TCI CABLEVISION OF OKLAHOMA, INC.

                                           By:
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President

                                           TCI OF KANSAS, INC.

                                           By:
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President

                                           WENTRONICS, INC.

                                           By:
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President

                                           TCI CABLEVISION OF UTAH, INC.

                                           By:
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President





                                   9.2(b)-4

                                           TCI CABLEVISION OF ARIZONA, INC.


                                           By:
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President

                                           TULSA CABLE TELEVISION, INC.


                                           By:
                                               -------------------------------
                                           Name: William R. Fitzgerald
                                           Title: Vice President


The foregoing is accepted:

[AGENT]

By:
   --------------------------------
   Name:
            -----------------------
   Title:
            -----------------------






                                   9.2(b)-5